UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
FARADAY FUTURE INTELLIGENT ELECTRIC INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all the boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
18455 S. Figueroa Street
Gardena, California 90248

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 14, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (including any adjournment, postponement or rescheduling thereof, the “Annual Meeting”) of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF” or the “Company”). The meeting will be held on April 14, 2023 at 9:00 a.m. Pacific Time. Due to the continuing public health impact of the novel coronavirus (COVID-19) pandemic and to protect the health and well-being of our employees, stockholders and the broader community, the Annual Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend the Annual Meeting in person.
To attend the Annual Meeting, please visit www.virtualshareholdermeeting.com/FFIE2023. The live audio webcast will begin promptly at 9:00 a.m. Pacific Time, with online access beginning at 8:45 a.m. Pacific Time. If you plan to attend the Annual Meeting, please refer to the attendance and registration information in the accompanying proxy statement (the “Proxy Statement”).
The Annual Meeting will be held for the following purposes:
1.	To elect seven directors named in the accompanying Proxy Statement to hold office until the 2024 annual meeting of stockholders.
2.	To ratify the selection of Mazars US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023.
3.	To consider such other business as may properly come before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this notice.
This Notice of Annual Meeting, the accompanying Proxy Statement and the form of proxy are first being mailed to stockholders on or about March 17, 2023 to stockholders of record as of February 14, 2023 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTE INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.
You may cast your vote over the Internet, by telephone or by completing and mailing a proxy card by following the instructions on the enclosed proxy card. Signing and returning the proxy card or submitting your proxy by Internet or telephone in advance of the Annual Meeting will not prevent you from voting at the Annual Meeting if you attend virtually but will assure that your vote is counted if you are unable to attend the Annual Meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Annual Meeting, regardless of whether you plan to attend the Annual Meeting.

You can find detailed information regarding voting in the section entitled “General Information” on pages 1 through 9 of the accompanying Proxy Statement.
If you have any questions or need assistance voting, please contact our proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas
New York, NY
Phone: 1-866-295-8105 (toll-free within the United States) or 1-781-575-2137 (outside of the United States)
Email: Faraday@georgeson.com
This 17th day of March, 2023.
By Order of the Board of Directors

/s/ Adam (Xin) He
Adam (Xin) He
Interim Chairman of the Board
Gardena, California

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

18455 S. Figueroa Street
Gardena, California 90248

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 14, 2023

PROXY STATEMENT

GENERAL INFORMATION
This proxy statement (the “Proxy Statement”) and the accompanying proxy card are being furnished to stockholders of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF,” the “Company,” “our,” “us,” or “we”), in connection with the solicitation of proxies by our board of directors (the “Board”) for use at our 2023 Annual Meeting of Stockholders to be held April 14, 2023 (including any adjournment, postponement or rescheduling thereof, the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. Pacific Time. Due to ongoing public health concerns regarding the novel coronavirus (COVID-19) pandemic and for the health and well-being of our stockholders and employees, the Annual Meeting will be held as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/FFIE2023. You will be able to vote and submit questions online through the virtual meeting platform during the Annual Meeting.
Only stockholders of record as of the close of business on February 14, 2023, the record date for determination of the stockholders entitled to vote at the Annual Meeting (the “Record Date”), will be entitled to vote at the Annual Meeting.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted.
THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE AND INCLUDES ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.
Why am I receiving these materials?
You are receiving this Proxy Statement and the enclosed proxy card because the Board is soliciting your vote at the Annual Meeting. This Proxy Statement summarizes material information with respect to the Annual Meeting and the proposals being voted upon thereat. You may cast your vote over the Internet, by telephone or by completing and mailing the proxy card by following the instructions on the enclosed proxy card. You do not need to attend the Annual Meeting to vote your shares.

What proposals will be voted on at the Annual Meeting? What are the Board’s voting recommendations?
Proposals		Board’s Recommendation	More Information
Proposal 1	Election of seven directors named in this Proxy Statement to hold office until the 2024 annual meeting of stockholders (the “2024 Annual Meeting”)	FOR each Nominee	Page 10
Proposal 2	Ratification of appointment of Mazars US LLP (“Mazars”) as the Company’s independent registered public accounting firm for the year ending December 31, 2023	FOR	Page 40
What is the Special Meeting?
On March 2, 2023, the Company filed a definitive proxy statement on Schedule 14A (the “Special Meeting Proxy Statement”), stating that the Company is holding a Special Meeting of Stockholders (the “Special Meeting”) on March 30, 2023, at which stockholders may vote on (1) a proposal to approve, as is required by the applicable rules and regulations of the Nasdaq Stock Market, transactions involving Tranche C and D notes and warrants of the Company issued or to be issued to FF Simplicity Ventures LLC, Senyun International Limited, Acuitas Capital, LLC and/or their affiliates as contemplated by Amendment No. 6 to the Securities Purchase Agreement, dated August 14, 2022, as amended on September 23, 2022, September 25, 2022, October 24, 2022, November 8, 2022, December 28, 2022, January 25, 2023, and February 3, 2023 (as amended, the “SPA”), among the Company and the Purchasers, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s common stock in respect of such notes and warrants, and (2) a proposal to ratify the selection of Mazars as the independent registered public accounting firm of the Company for the year ended December 31, 2022.
THERE IS A SPECIAL MEETING TO BE HELD ON MARCH 30, 2023. SEPARATELY, THERE IS THE ANNUAL MEETING BEING HELD ON APRIL 14, 2023. THE BOARD ENCOURAGES ALL STOCKHOLDERS TO VOTE IN FAVOR OF ALL PROPOSALS IN BOTH MEETINGS.
BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), INCLUDING THE COMPANY’S SPECIAL MEETING PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Investors and stockholders will be able to obtain a copy of the Special Meeting Proxy Statement, any amendments or supplements thereto and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov.
WE ENCOURAGE YOU TO RETURN YOUR PROXIES OR VOTING INSTRUCTIONS FOR BOTH THE ANNUAL MEETING AND THE SPECIAL MEETING TO ENSURE THAT YOUR VOTES ARE COUNTED ON EACH MATTER THAT IS BROUGHT TO A VOTE OF THE COMPANY’S STOCKHOLDERS.
What happens if other business not discussed in this Proxy Statement comes before the Annual Meeting?
The Board knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the proxy will vote on such matters according to their best judgment.
How can I attend the Annual Meeting?
Stockholders as of the Record Date (or their authorized representatives) may attend, vote and submit questions virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/FFIE2023. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card or voting instruction form. If you are not a stockholder or do not have a control number, you may still access the Annual Meeting as a guest, but you will not be able to submit questions or vote at the Annual Meeting.
The Annual Meeting will begin promptly at 9:00 a.m. Pacific Time, on April 14, 2023. We encourage you to access the Annual Meeting prior to the start time. Online access will open at 8:45 a.m. Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.
What if I have technical difficulties or trouble accessing the virtual Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page at www.virtualshareholdermeeting.com/FFIE2023.
What is the quorum requirement?
A quorum of stockholders is necessary to hold the Annual Meeting and vote upon the proposals and consider such other business as may properly come before the Annual Meeting. A majority of the voting power of the outstanding shares of stock entitled to vote at any meeting of stockholders, the holders of which are present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum. On the Record Date, there were 736,681,550 shares outstanding and entitled to vote. Thus, the holders of 368,340,776 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
If there is no quorum, the Annual Meeting may be adjourned by the holders of a majority of shares present at the meeting in person or represented by proxy or by the chairperson of the meeting.
Who is entitled to vote?
The Record Date for the Annual Meeting is the close of business on February 14, 2022. As of the Record Date, 736,681,550 shares of FF common stock, par value $0.0001 per share, were outstanding, consisting of 672,680,962 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and 64,000,588 shares of Class B Common Stock (together with the Class A Common Stock, “Common Stock”). Only holders of record of Common Stock as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share of Class A Common Stock and/or Class B Common Stock held by such stockholder on the Record Date.
How many votes do I have?
On each matter to be voted upon at the Annual Meeting, you have one vote for each share of Common Stock you owned as of the Record Date.
How do I vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote electronically during the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy over the Internet by following the instructions on the enclosed proxy card. We urge you to vote by proxy, regardless of whether you plan to attend the Annual Meeting, to ensure your vote is counted. You may still attend the Annual Meeting and vote electronically during the meeting even if you have already voted by proxy.
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To vote your shares electronically during the Annual Meeting, follow the instructions above for participating in the Annual Meeting. Join the Annual Meeting as a “Stockholder” with your control number and click on the “Cast Your Vote” link on the meeting center website.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, your shares will be voted as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 8:59 p.m. Pacific Time, on April 13, 2023 to be counted.

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To vote over the Internet, go to www.proxyvote.com and follow the steps outlined to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 8:59 p.m. Pacific Time, on April 13, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote your shares electronically during the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent and register in advance by following the instructions above, join the Annual Meeting as a “Stockholder” with your control number and click on the “Cast Your Vote” link on the meeting center website. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How do I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•	delivering, to the attention of the Corporate Secretary at the address on the first page of this Proxy Statement, a written notice of revocation of your proxy;
•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•	attending the Annual Meeting and voting electronically, as indicated above under “How do I vote?” Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).
If I vote in advance, can I still attend the Annual Meeting?
Yes. You are encouraged to vote promptly by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet or by telephone so that your shares will be represented at the Annual Meeting. However, returning your proxy card does not affect your right to attend the Annual Meeting.
How many votes are required for the approval of the proposals to be voted upon, and how will abstentions and broker non-votes be treated?
Vote Required
Proposal 1. The Company’s amended and restated bylaws (the “Bylaws”) provide for a plurality voting standard for the election of directors. This means that once a quorum has been established, the director nominees receiving the highest number of votes are elected up to the maximum number of directors to be elected at the meeting. Thus, the seven nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast.
Proposal 2. The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Annual Meeting and entitled to vote is required for the approval of Proposal 2.
Abstentions
A stockholder may abstain from voting with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum. Based on the plurality voting standard, abstentions will have no effect on Proposal 1. As to Proposal 2, abstentions will have the same effect as a vote against.

Broker Non-Votes
If you hold your shares in street name and want your shares to be voted on all matters at the Annual Meeting, you must instruct your broker, bank or other institution how to vote such shares. Absent your specific instructions, the rules of the Nasdaq Stock Market (“Nasdaq”) do not permit brokers to vote your shares on a discretionary basis for non-routine corporate governance matters, such as the election of directors (resulting in a “broker non-vote”). Proposal 1 is a non-routine item and may NOT be voted on by your broker absent your specific voting instructions. Proposal 2 is a routine item. Broker non-votes will be counted as present for purposes of determining the existence of a quorum. Broker non-votes will have no effect on the outcome of Proposals 1 or 2.
How will my shares be voted if I return a blank proxy card or a blank voting instruction card?
If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote via the Internet or by telephone, or vote at the Annual Meeting. If you provide specific voting instructions, your shares will be voted as you have instructed. If you execute the proxy card and do not provide voting instructions on any given matter, your shares will be voted in accordance with our Board’s recommendations on that matter. We urge you to sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the proxy card, whether or not you plan to vote at the Annual Meeting.
If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), you will receive a voting instruction form from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not instruct your broker, bank or other nominee how to vote your shares, then your shares:
•	will be counted as present for purposes of establishing a quorum;
•	may be voted by your broker, bank or other nominee in their discretion with regards to Proposal 2; and
•	may not be voted by your broker, bank or other nominee with regards to Proposal 1. For this proposal, your shares will be treated as “broker non-votes.”
If your broker, bank or other nominee executes the proxy card and does not provide voting instructions on any given matter, your shares will be voted in accordance with our Board’s recommendations on that matter. We urge you to instruct your broker, bank or other nominee to vote your shares in accordance with our Board’s recommendations on the voting instruction form, whether or not you plan to vote at the Annual Meeting.
Our Board knows of no matter to be presented at the Annual Meeting other than Proposals 1 and 2. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.
What is the deadline for submitting a proxy?
To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 8:59 p.m. Pacific Time on the day prior to the date of the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.
What does it mean if I receive more than one proxy card from the Company?
If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every proxy card that you receive.

Can I ask questions at the virtual Annual Meeting?
Stockholders as of the Record Date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the Annual Meeting. We also encourage you to submit questions in advance of the Annual Meeting until 8:59 p.m. Pacific Time the day before the Annual Meeting by going to www.virtualshareholdermeeting.com/FFIE2023 and logging in with your control number.
During the Annual Meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure including the topics and types of questions that will be accepted, will be posted on the Annual Meeting website during the Annual Meeting. To ensure the orderly conduct of the Annual Meeting, we encourage you to submit questions in advance. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Stockholders must have available their control number provided on their proxy card to ask questions during the Annual Meeting.
Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints, and in accordance with our rules of conduct for the Annual Meeting, which will be posted on the meeting center website.
How do I ask questions during the Annual Meeting?
If you are a stockholder of record, or a beneficial owner who registered in advance by following the instructions above, you can join the Annual Meeting as a “Stockholder” with your control number and may submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/FFIE2023. We also encourage you to submit questions in advance of the meeting until 8:59 p.m. Pacific Time the day before the Annual Meeting by going to www.virtualshareholdermeeting.com/FFIE2023 and logging in with your control number.
Who is paying for this proxy solicitation?
The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain employees, investors and their representatives may solicit proxies on behalf of our Board, without additional compensation, personally or by telephone.
Certain representatives of FF Global Partners Investment LLC, formerly FF Top Holding LLC (“FF Top”), and its indirect parent entity FF Global Partners, LLC (“FF Global”), including, without limitation, Jerry Wang, Weiwei Zhao and Wenyi Yin (collectively, the “FF Top Representatives”), are additional participants in the solicitation of proxies in connection with the Annual Meeting. Information regarding the direct and indirect interests in the Company, by security holdings or otherwise, of FF Global, FF Top and the FF Top Representatives is included in this Proxy Statement; the registration statement on Form S-1, filed with the SEC on February 13, 2023; the Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2023; and the Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect ownership of FF Top and FF Global are set forth in SEC filings on Schedule 13D/A.
The Company has retained Georgeson LLC to solicit proxies. Under our agreement with Georgeson LLC, they will receive a fee of up to approximately $275,000 plus the reimbursement of reasonable expenses. The Company also agreed to indemnify Georgeson LLC against certain liabilities relating to, or arising out of, its retention. Georgeson LLC will solicit proxies by mail, telephone, facsimile and email.

Will a stockholder list be available for inspection?
A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders for any purpose germane to the Annual Meeting for 10 business days prior to the Annual Meeting at Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at www.virtualshareholdermeeting.com/FFIE2023. You will need the control number included on your proxy card or otherwise provided by your bank, broker or other nominee.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one Proxy Statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, either by calling (866) 540-7095, or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced during the Annual Meeting. We will report the final voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting, a copy of which will also be available on our website at https://investors.ff.com.
What is the “Business Combination”?
On July 21, 2021, the Company, formerly known as Property Solutions Acquisition Corp. (“PSAC”), consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated as of January 27, 2021 (as amended, the “Merger Agreement”), by and among PSAC, PSAC Merger Sub Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly-owned subsidiary of PSAC (“Merger Sub”), and FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Legacy FF”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Legacy FF, with Legacy FF surviving the merger as a wholly-owned subsidiary of the Company (the “Business Combination”). Upon the consummation of the Business Combination, PSAC changed its name from “Property Solutions Acquisition Corp.” to “Faraday Future Intelligent Electric Inc.,” and the Class A Common Stock and warrants originally issued in the initial public offering of PSAC began trading on The Nasdaq Global Select Market under the ticker symbols “FFIE” and “FFIEW,” respectively.
What is the Amended and Restated Shareholder Agreement?
In connection with the Business Combination, FF and FF Top entered into a Shareholder Agreement, dated July 21, 2021 (the “Existing Shareholder Agreement”), pursuant to which (a) FF and FF Top agreed on the initial composition of the Board and (b) FF Top held certain rights to nominate directors to the Board.
On January 13, 2023, FF, FF Top and FF Global entered into an Amended and Restated Shareholder Agreement, amending and restating the Existing Shareholder Agreement (as so amended and restated, the “Amended and Restated Shareholder Agreement”). The Amended and Restated Shareholder Agreement amended the Heads of Agreement, dated September 23, 2022, among FF, FF Top and FF Global (the “Heads of Agreement”), which governs the appointment of certain FF Top Designees for the Annual Meeting. Pursuant to the Heads of Agreement, as amended by the Amended and Restated Shareholder Agreement, FF Top has the right to select four directors (at least two of whom must be independent directors) out of a total of seven directors to be included on the Board’s slate for the Annual Meeting. Pursuant to the Heads of Agreement, as amended by the Amended and Restated Shareholder Agreement, the following individuals shall be up for election to the Board at the Annual Meeting: (a) the Company’s Global Chief Executive Officer (“Global CEO”) (currently Mr. Xuefeng Chen), (b) four FF Top Designees, at least two of whom will be independent directors, and (c) two independent directors selected by a committee, consisting of Mr. Adam (Xin) He, Mr. Chad Chen and Mr. Chui Tin Mok (the “Selection Committee”), for which any member of the Selection Committee may propose director candidates who will be included in the process with all final decisions made by the Selection Committee.
Following the Annual Meeting and beginning with the 2024 Annual Meeting, pursuant to the Amended and Restated Shareholder Agreement, FF Top will have the right to nominate for election to the Board four FF Top Designees until the first date on which FF Top has ceased to beneficially own at least 21,333,530 shares of Common Stock for at least 365 consecutive days, with such amount subject to adjustment in connection with any stock split, reverse stock split or other similar corporate action after the date of the Amended Shareholder Agreement (the “Minimum Share Amount”). Following the termination of FF Top’s right to nominate four FF Top Designees, FF Top shall continue to have the right to nominate a number of FF Top Designees not less than the number equal to the total number of directors on the Board, multiplied by the aggregate voting power of the shares of Common Stock and other securities of the Company generally entitled to vote in the election of directors of the Company beneficially owned by FF Top and its affiliates, divided by the total voting power of the then-outstanding shares of Common Stock issued as of the record date for any meeting of shareholders of the Company at which directors are to be elected, rounding up to the next whole director. The Amended and Restated Shareholder Agreement also requires the Company to take all necessary action to cause to be appointed to any committee of the Board a number of FF Top Designees that corresponds to the proportion that the number of directors FF Top has the right to designate to the Board bears to the total number of directors on the Board, to the extent such FF Top Designees are permitted to serve on such committees under the applicable rules and regulations of the SEC and applicable listing rules. The FF Top Designees are required to include two independent directors for so long as FF Top is entitled to nominate four FF Top Designees, and the Company is at all times required to cause the Board to include a sufficient number of independent directors who are not FF Top Designees to comply with applicable listing standards, unless and until the Company becomes a “controlled company” under relevant listing exchange rules. FF Top shall have the right to fill any vacancies created on the Board at any time by the death, disability, retirement, removal, failure of being elected or resignation of any FF Top Designee. Further, FF Top has the right at any time, and from time to time, to remove any FF Top Designee, and FF Top has the exclusive right to nominate a replacement nominee to fill any vacancy so created by such removal or resignation of such FF Top Designee. The Company shall use its reasonable best efforts to take or cause to be taken, to the fullest extent permitted by law, all necessary action to fill such vacancies or effect such removals in accordance with the Amended and Restated Shareholder Agreement. The appointment or nomination for election of designees of FF Top will be subject to the reasonable verification and/or approval by the Nominating and Corporate Governance Committee of the Board based on the criteria set forth in the Amended and Restated Shareholder Agreement.
Pursuant to the Amended and Restated Shareholder Agreement, if any FF Top Designee fails to be elected at any meeting of the Company’s shareholders, then, upon FF Top’s request in writing, the Company shall promptly expand the size of the Board by a number of seats equal to the number of non-elected FF Top Designees, and FF Top shall have the exclusive right to fill the vacancy or vacancies on the Board created by such expansion (provided the individual or individuals who shall fill such vacancy or vacancies shall not be the same FF Top Designees who failed to get elected, without prejudice to FF Top’s right to re-designate the non-elected designees as FF Top Designees in any other circumstance), and such new FF Top Designees shall be appointed to the Board by the Board promptly following their having been approved or deemed approved in accordance with the relevant criteria and procedures set forth in the Amended and Restated Shareholder Agreement. Immediately prior to (and effective as of) the first meeting of stockholders following such expansion of the Board, the Board shall cause the size of the Board to be decreased back to seven. This Board expansion right shall cease to have any further force or effect at such time as the voting power of each share of Class B Common Stock, by operation of the Company’s second amended and restated certificate of incorporation, as amended or restated from time to time (the “Charter”), shall be twenty votes per share.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?
No. Holders of shares of our Common Stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation and the matters to be voted on at the Annual Meeting.
Whom can I contact for further information?
You may request additional copies, without charge, of this Proxy Statement or ask questions about the Annual Meeting, the proposals, or the procedures for voting your shares by writing to our Corporate Secretary at Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248, or by emailing our Investor Relations group at ir@faradayfuture.com.
If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas
New York, NY
Phone: 1-866-295-8105 (toll-free within the United States) or 1-781-575-2137 (outside of the United States)
Email: Faraday@georgeson.com

PROPOSAL 1: ELECTION OF DIRECTORS
Each of the seven director nominees has been nominated by the Board for election at the Annual Meeting to hold office until the 2024 Annual Meeting and until respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Pursuant to the Heads of Agreement, as amended by the Amended and Restated Shareholder Agreement, the parties thereto agreed to nominate for election to the Board at the Annual Meeting: (a) the Company’s Global CEO (currently Mr. Xuefeng Chen), (b) four FF Top Designees, at least two of whom will be independent directors, and (c) two independent directors selected by a committee, consisting of Mr. Adam (Xin) He, Mr. Chad Chen and Mr. Chui Tin Mok (the “Selection Committee”), for which any member of the Selection Committee may propose director candidates who will be included in the process with all final decisions made by the Selection Committee. The four nominees designated as FF Top Designees pursuant to the Heads of Agreement, as amended by the Amended and Restated Shareholder Agreement, are Mr. Chad Chen, Ms. Li Han, Mr. Chui Tin Mok and Mr. Jie Sheng. The two independent directors selected by the Selection Committee pursuant to the Heads of Agreement, as amended by the Amended and Restated Shareholder Agreement, are Mr. Adam (Xin) He and Ms. Ke Sun.
The biographies of each of the director nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as FF director.
Each nominee has consented to being named in the Proxy Statement and agreed to serve if elected. However, if any nominee becomes unavailable for election (which we do not expect), votes will be cast for such substitute nominee or nominees as may be designated by the Board, unless the Board reduces the size of the Board.
The Board unanimously recommends that stockholders vote “FOR” the election of each of the director nominees.
Background and Qualifications
The names of the director nominees for election at the Annual Meeting, their respective ages, their positions with FF and other biographical information as of March 13, 2023, are set forth below.
Name	Age	Position
Adam (Xin) He	50	Interim Chairman of the Board
Xuefeng Chen	47	Global Chief Executive Officer and Director
Chui Tin Mok	48	Executive Vice President, Global Head of User Ecosystem and Director
Chad Chen	39	Director
Li Han	49	Director
Jie Sheng	39	Director
Ke Sun	47	Director
Director Nominees
Mr. Adam (Xin) He has served as a member of the Board since September 2022 and was appointed Interim Chairman of the Board effective as of October 3, 2022. Mr. He has served as the Chief Financial Officer of Wanda America Investment Holding Co., a U.S. affiliate of Wanda Group, a Fortune Global 500 conglomerate, since May 2012 and as the Chief Executive Officer of Professional Diversity Network, Inc. (Nasdaq: IPDN) since June 2020. Prior to that, Mr. He served as the Chief Financial Officer and the audit committee chair of the board of directors of Professional Diversity Network, Inc. from March 2019 to June 2020. From February 2021 to February 2022, Mr. He served as a director and audit committee chair of the board of directors of Nasdaq-listed Baosheng Media Group Holdings Limited. He also served as an independent director of the boards of directors of iFresh Inc. and Energy Focus Inc., both listed on Nasdaq. From 2010 to 2012, he served as Financial Controller of NYSE-listed Xinyuan Real Estate Co., a top developer of large scale, high quality residential real estate projects. Prior to that, Mr. He worked as an auditor at Ernst & Young LLP in New York, and held various roles at Chinatex Corporation and an architecture company. He is a member of the Financial Executives International and an executive board director of the China General Chamber of Commerce Chicago. Mr. He obtained a bachelor and master of science in taxation from Central University of Finance and Economics in Beijing, and a master of science in accounting from Seton Hall University in New Jersey. He is a Certified Public Accountant, both in China and in New York state.

Mr. He is well-qualified to serve on the Board based on his extensive public company experience, as well as his audit and financial experience.
Mr. Xuefeng Chen was appointed as Global CEO of the Company effective as of November 27, 2022 and was appointed to the Board effective as of December 27, 2022. He was most recently FF’s CEO-China from March 2021 to November 26, 2022 and previously joined FF from Chery Jaguar Land Rover Automobile Co., Ltd. (“Chery Jaguar Land Rover”), a joint venture between the British carmaker Jaguar Land Rover and Chinese auto manufacturer Chery Automobile, where he served as China CEO, Executive Vice President and Executive Vice President of the Joint Sales organization and Assistant to Chery Group President from 2018 to February 2021. Prior to that, he served in various positions at Chery Jaguar Land Rover, including as quality leader from 2013 to 2014, as Chief Financial Officer (2015), and as Vice President (CTO) of Research and Development (2017). As executive vice president of manufacturing from 2013 to November 2015, Mr. Xuefeng Chen led and set up a manufacturing team, a logistics supply chain team, and a quality system team and built the world-class production base of Chery Jaguar Land Rover in China within 18 months, and delivered the first Land Rover model manufactured in China three months ahead of schedule. Within three years after Chery Jaguar Land Rover’s initial delivery to users in March 2015, Mr. Xuefeng Chen led the production and delivery of five new Land Rover and Jaguar models in China, setting the luxury car benchmark in the industry. Mr. Xuefeng Chen also presided over the planning and implementation of Chery Jaguar Land Rover’s new energy strategy and the planning the battery sub-assembly plant and assembly plant. During Mr. Xuefeng Chen’s tenure, he presided over the planning and construction of Cherry Jaguar Land Rover’s engine plant, and Chery Jaguar Land Rover’s vehicle production capacity expanded from 130,000 to 200,000 units, paving the way for Chery Jaguar Land Rover’s hybrid and electric vehicle strategy. Mr. Xuefeng Chen also served as Project Director/Department Director of Project Management of Changan Ford Mazda Company from October 2009 to January 2013 and as Senior Manager of the B2e Platform Project (Ford Mazda’s economic car platform) from April 2005 to October 2009. He worked as an electrical design engineer at Ford Motor Company, Ford Australia from January 2004 to April 2005, and as electrical product development engineer at Chongqing Changan Ford Mazda Automobile Company from 2002 to December 2003. Mr. Xuefeng Chen graduated from Wuhan University of Technology in 1999 with a bachelor’s degree in automotive design and manufacturing and in 2016 with a master’s degree in automotive engineering. Mr. Xuefeng Chen is currently pursuing a master’s degree in business administration at Yangtze River Business School.
Mr. Xuefeng Chen is well-qualified to serve on the Board based on his extensive executive experience in the automotive industry and his experience with FF and service as CEO of FF’s Mainland China and Hong Kong Subsidiaries.
Mr. Chad Chen was appointed to the Board on October 27, 2022, pursuant to an amendment, dated October 22, 2022, to the Letter Agreement Regarding Advanced Approval, dated as of September 23, 2022, between the Company and FF Top (as amended, the “FF Top Voting Agreement”). He is a partner with the law firm of Yoka | Smith, LLP (“Yoka Smith”), where he has practiced since 2012. Mr. Chad Chen represents national and multinational clients in both litigation and non-litigation matters. Mr. Chad Chen’s litigation practice includes representing corporate clients in commercial and business disputes, product liability defense, and class action defense. His non-litigation practice encompasses contract management, counseling on business transactions and serving as outside general counsel in dealing with local, state, and federal agencies, including the U.S. Department of the Treasury, the U.S. Department of Commerce, the United States International Trade Commission, and various tax authorities. Prior to joining Yoka Smith, Mr. Chad Chen worked in-house at an alternative energy company and was an associate with Collins + Collins, LLP (formerly Collins, Muir + Stewart LLP). He received his Juris Doctor degree from Southwestern Law School in Los Angeles, California and his bachelor of arts in economics and political science from the University of California, Irvine.
Mr. Chad Chen is well-qualified to serve on the Board based on his significant experience advising corporate clients in a wide variety of legal and compliance matters.
Ms. Li Han was appointed to the Board on March 13, 2023. Since January 2022, Ms. Li Han has served as General Counsel of Mirana Corp., a global investment firm that focuses on Web3 technologies. From June 2021 to December 2021, she served as General Counsel of Bybit Fintech Limited, a cryptocurrency trading platform. Ms. Li Han was a partner of O'Melveny & Myers LLP, an international law firm, from March 2018 to May 2021. While Ms. Li Han was a partner at O'Melveny, O'Melveny represented Legacy FF (a wholly owned subsidiary of the Company), Yueting Jia, FF Global, Royod LLC, and Ocean View Drive Inc. (“Ocean View”). She was the Group General Counsel of Shanda Investment Group, a privately-owned investment group based in Singapore, from

September 2011 to February 2018. Previous to that, Ms. Li Han was an associate in two global law firms, Davis Polk & Wardwell LLP and Sullivan & Cromwell. She received her Juris Doctor degree from Columbia University, M.A. from Peking University and B.A. from Fudan University.
Ms. Li Han is well-qualified to serve on the Board based on her extensive legal and compliance experience, including from her background as general counsel for various entities and as a partner in an international law firm.
Mr. Chui Tin Mok has served as FF’s Global Executive Vice President and the Global Head of User Ecosystem since August 2018 and was appointed to the Board effective as of January 25, 2023. Mr. Mok is experienced in managing marketing and sales functions in global internet tech companies. Prior to joining FF, Mr. Mok worked in Trend Lab Limited, which Mr. Mok founded in January 2018. From September 2017 to January 2018, Mr. Mok was the President of EFT Solutions Limited (HKEx: 8062), a Hong Kong public company that provides online and offline payment solutions. From 2013 to 2017, Mr. Mok served as the Group Chief Marketing Officer of LeEco Group and also the Chief Executive Officer of LeEco APAC. Mr. Mok served as the Global Vice President of Sales and Marketing of Meizu Technology Co., Ltd. from 2010 to 2013. Mr. Mok received his Higher Diploma in Building Service Engineering from Hong Kong Institute of Vocational Education, and his Executive Master Degree in Business Administration from International Business Academy of Switzerland.
Mr. Mok is well-qualified to serve on the Board based on his management and sales experience with global technology companies.
Mr. Jie Sheng has served as a member of the Board since December 18, 2022. Mr. Sheng is currently the Head of Operations & Finance Director of FF Global, a position he has held since June 2022. FF Global, through its subsidiary FF Top, is the Company’s largest stockholder. From October 2018 to June 2022, Mr. Sheng served as Deputy Managing Director of China Aviation Fuel (Europe) Limited, a wholly-owned subsidiary of China Aviation Oil (Singapore) Corporation (“CAO”), a Singapore Exchange-listed Company, which in turn is a majority-owned subsidiary of China National Aviation Fuel Group Corporation, a Fortune 500 company and the largest Chinese state-owned aviation fuel supplier which integrates the purchase, transportation, storage, quality management, sales and into-plane service of aviation fuel in China. From October 2008 to October 2018, Mr. Sheng served as Executive Director of Finance of North American Fuel Corporation, also a wholly-owned subsidiary of CAO, which conducts aviation fuel procurement, supplies jet fuel, and engages in general aviation endeavors in North America. Mr. Sheng received a master’s degree in accounting and financial economics from the University of Essex in 2008.
Mr. Sheng is well-qualified to serve on the Board based on his extensive leadership experience in and knowledge of logistics in the transportation industry.
Ms. Ke Sun has served as a member of the Board since December 27, 2022. Ms. Sun served as the Chief Financial Officer of Yudo New Energy Auto Co., Ltd., an electric car original equipment manufacturer (“OEM”) in Fujian Province, China, from August 2020 to June 2022. From September 2017 to May 2019, Ms. Sun served as an independent financial adviser and assisted in the fundraising efforts of HoloMatic Technology Ltd., a start-up company that is developing Level 3 automatic driving by co-developing hardware and software with mainstream Chinese OEMs. From June 2016 to December 2017, Ms. Sun served as Vice President of Investor Relations of BAIC Motor Corporation Limited (“BAIC Motor”), a Hong Kong Stock Exchange-listed company. BAIC Motor is an OEM affiliate of Beijing Automotive Group Co., Ltd., a Fortune Global 500 conglomerate. Ms. Sun also served as the Secretary of the board of directors of BAIC Motor from September 2016 to September 2017. Prior to that, Ms. Sun held several leadership roles at various Chinese companies, including at a Chinese internet company, a global media group listed on Nasdaq, and a Chinese telecom operator. Ms. Sun graduated with a bachelor’s degree in international financial law from Dalian Maritime University. She also has a Board of Directors Secretary Certificate issued by the Shanghai Stock Exchange and a Fund Qualification Certificate issued by the Asset Management Association of China.
Ms. Sun is well-qualified to serve on the Board based on her significant experience in public company finance and governance, electric vehicle manufacturing and technology companies.
See “Corporate Governance” and “Executive Compensation- Non-Employee Director Compensation Policy” below for additional information regarding the Board.

CORPORATE GOVERNANCE
Board Composition
The Board directs the management of FF’s business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and its standing committees. The Board consists of seven members, all of whom are standing for re-election at the Annual Meeting to serve a one-year term and until their successor has been duly elected and qualified or until their earlier death, resignation or removal.
Pursuant to the Heads of Agreement, effective as of September 23, 2022, the Board increased its size to ten, appointed Mr. Adam (Xin) He to fill the vacancy resulting from such increase in the size of the Board and, subject to the satisfaction of conditions therein, plans to reduce its size to seven effective at the Annual Meeting. On October 3, 2022, three members of the Board tendered their resignation. Ms. Susan Swenson and Mr. Scott Vogel tendered their resignation from the Board effective immediately, while Mr. Jordan Vogel tendered his resignation from the Board effective on October 5, 2022 upon his receipt of a supplemental release pursuant to a mutual release under the Heads of Agreement. On October 27, 2022, Mr. Chad Chen was appointed to the Board. On October 28, 2022, Mr. Brian Krolicki tendered his resignation from the Board effective immediately.
On November 26, 2022, the Board appointed Mr. Xuefeng Chen as Global CEO, effective as of November 27, 2022. Mr. Xuefeng Chen replaced Dr. Carsten Breitfeld, who was removed from the Global CEO position by the Board on November 26, 2022 and who tendered his resignation from the Board on December 26, 2022, which resignation was effective immediately.
On December 15, 2022, Mr. Lee Liu tendered his resignation from the Board, which resignation was effective on December 18, 2022. On December 18, 2022, Mr. Jie Sheng was appointed to the Board, effective immediately, following the resignation of Mr. Liu. On December 25, 2022, Mr. Edwin Goh tendered his resignation from the Board, which resignation was effective on December 26, 2022. On December 27, 2022, Ms. Ke Sun was appointed to the Board, effective immediately, following the resignation of Mr. Goh. Mr. Sheng and Ms. Sun are designees of FF Top pursuant to the Amended Shareholder Agreement. On December 26, 2022, Dr. Carsten Breitfeld tendered his resignation from the Board, which resignation was effective immediately. On December 27, 2022, Mr. Xuefeng Chen was appointed to the Board, effective immediately, following the resignation of Dr. Breitfeld. On January 20, 2023, Mr. Qing Ye tendered his resignation from the Board, which resignation was effective immediately. Mr. Ye remains a consultant of the Company as an independent contractor until November 18, 2023, at which time both parties will mutually reassess the relationship. On January 25, 2023, Mr. Chui Tin Mok was appointed to the Board, effective immediately, following the resignation of Mr. Ye. On March 9, 2023, Mr. Matthias Aydt tendered his resignation from the Board, effective upon the nomination and approval by the Board of a replacement director. On March 13, 2023, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Li Han to fill the vacancy on the Board due to Mr. Aydt’s resignation.
The names of the members of the Board, their respective ages, their positions with FF and committee membership as of February 27, 2023, are set forth below.
Name	Age	Position	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance and Investment Committee
Adam (Xin) He	50	Interim Chairman of the Board	C	•	•
Mr. Xuefeng Chen	47	Global Chief Executive Officer and Director				•
Chui Tin Mok	48	Executive Vice President, Global Head of User Ecosystem and Director				•
Chad Chen	39	Director	•		C
Li Han	49	Director
Jie Sheng	39	Director	•	C		C
Ke Sun	47	Director		•	•
C – Chair

Board Leadership Structure
The Board oversees the management of the business and affairs of FF and ensures that the long-term interests of stockholders are served. It is the ultimate decision-making authority within FF except to those matters that are reserved for FF’s stockholders, including director elections. The Board meets on a regular basis and additionally as required. Pursuant to FF’s Corporate Governance Guidelines, the Board annually determines the leadership structure that it determines to be in the best interests of FF and its stockholders at the time. If the Chairperson of the Board is not an independent director, the independent directors shall elect from among themselves a director to serve as the Lead Independent Director upon the recommendation of the Nominating and Corporate Governance Committee. Although annually elected, the Lead Independent Director is generally expected to serve for more than one year. If the Lead Independent Director (if any) is not present at any meeting of the independent directors, a majority of the independent directors present shall select an independent director to preside over that meeting.
Pursuant to the Heads of Agreement, Ms. Susan Swenson, who was appointed effective February 1, 2022 to the position of Executive Chairperson, agreed to step down from the Executive Chairperson position upon satisfaction of certain conditions. On October 3, 2022, however, prior to the satisfaction of such conditions, Ms. Swenson tendered her resignation from her role as both Executive Chairperson and member of the Board effective immediately. Also on October 3, 2022, Mr. Jordan Vogel, the Company’s former Lead Independent Director, tendered his resignation from the Board effective on October 5, 2022 upon his receipt of a supplemental release pursuant to a mutual release under the Heads of Agreement.
Effective as of October 3, 2022, Mr. Adam (Xin) He was appointed Interim Chairman of the Board. The Board believes that the appointment of an independent director as Chairperson on an interim basis would ensure appropriate transition in Board leadership at this critical time, while allowing the Global CEO to focus on FF’s business, operations and strategy. Following the resignation of Ms. Swenson, all FF management (including Mr. Yueting Jia) reported directly or indirectly to the current Global CEO of the Company (previously Dr. Breitfeld and currently Mr. Xuefeng Chen). On February 26, 2023, after an assessment by the Board of FF’s management structure, the Board approved Mr. Yueting Jia (alongside Mr. Xuefeng Chen) reporting directly to the Board, as well as FF’s product, mobility ecosystem, I.A.I., and advanced R&D technology departments reporting directly to Mr. Jia. The Board also approved FF’s user ecosystem, capital markets, human resources and administration, corporate strategy and China departments reporting to both Mr. Jia and Mr. Xuefeng Chen, subject to processes and controls to be determined by the Board after consultation with FF’s management. FF’s remaining departments continue to report to Mr. Xuefeng Chen. Based on the changes to his responsibilities within the Company, the Board determined that Mr. Jia is an “officer” of FF within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “executive officer” of the Company under Rule 3b-7 under the Exchange Act. In addition, Mr. Jia was, effective as of October 4, 2022, also appointed as Founder Advisor, in which capacity he acts as an advisor to the Board (with no change to his current compensation).
Under FF’s Corporate Governance Guidelines, in addition to the duties set forth in the Bylaws or as otherwise prescribed by the Board, from time to time, the duties of the Chairperson include:
•	presiding at, and chairing, Board meetings and meetings of stockholders;
•
consulting with the Global CEO (if held by a different individual), other executive officers, the chairs of applicable committees of the Board and the Office of the Secretary to the Board to establish agendas for each Board meeting;

•	calling Board meetings;
•	leading the Board in discussions concerning the Global CEO’s performance and Global CEO succession, if such position is held by an individual other than the Global CEO;
•	approving meeting schedules for the Board;
•	approving information sent to the Board;
•	serving as a liaison for stockholders who request direct communications with the Board; and
•	performing such other duties and exercising such other powers, as the Board shall from time to time delegate.

Independence of Directors
FF adheres to the rules of Nasdaq in determining whether a director is independent. The Board has consulted, and will consult on an ongoing basis, with its counsel to ensure that the Board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Nasdaq listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Chad Chen, Adam (Xin) He, Jie Sheng and Ke Sun are independent directors.
The independent members of the Board have regularly scheduled meetings at which only independent directors are present. A majority of the Board will remain independent, meaning FF cannot elect to be a controlled company under Nasdaq listing rules, until the market capitalization of FF exceeds $20 billion (or $3 billion if certain Charter Amendments (as defined below) are approved and made to the Charter) and the Board elects to become a controlled company as a result of FF Top having requisite voting power for FF to become a controlled company, or FF otherwise becomes a controlled company.
Risk Oversight
The Board oversees the risk management activities designed and implemented by management. The Board executes its oversight responsibility both directly and through its committees. The Board also considers specific risk topics, including risks associated with its strategic initiatives, business plans and capital structure. FF’s management, including its executive officers, is primarily responsible for managing the risks associated with the operation and business of FF and provides appropriate updates to the Board and the Audit Committee. The Board has delegated to the Audit Committee oversight of its risk management process, and its other committees also consider risk as they perform their respective committee responsibilities.
The Audit Committee assists the Board in oversight of cybersecurity risks, in addition to oversight of the performance of FF’s audit function. FF has implemented a number of security measures designed to protect its systems and data, including firewalls, antivirus and malware detection tools, patches, log monitors, routine back-ups, system audits, routine password modifications, and back-up recovery procedures. FF utilizes third-party cloud services in connection with its operations. FF and its third-party service providers have also designed certain security features into FF’s solutions. FF employees receive a comprehensive information security awareness training periodically throughout the year. FF’s Nominating and Corporate Governance Committee monitors the effectiveness of FF’s Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee is also responsible for overseeing FF’s environmental, sustainability and governance efforts and progress and related risks. FF’s Compensation Committee assesses and monitors whether any of FF’s compensation policies and programs has the potential to encourage excessive risk-taking. All committees report to the Board, as appropriate, including when a matter rises to the level of material or enterprise risk.
Board Meetings and Committees
During fiscal 2022, the Board held 25 meetings, some with recessed sessions. Each director of FF attended or participated in 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which such director served (in each case held during such director’s relevant period of service).
Audit Committee
FF’s Audit Committee currently consists of Chad Chen, Adam (Xin) He and Jie Sheng, each of whom is “independent” as such term is defined for audit committee members under the rules of the SEC and the listing standards of Nasdaq. Mr. He is the chair of the Audit Committee. The Board has determined that Mr. He qualifies as an “audit committee financial expert” as defined under the rules of the SEC.
As more fully described in its charter, the primary responsibilities of the Audit Committee include:
•	to appoint the independent registered public accounting firm and oversee the relationship, and approve the audit and non-audit services to be performed by the independent registered accounting firm;

•	to review FF’s quarterly and annual financial statements with management and the independent registered public accounting firm;
•	to review FF’s financial reporting processes and internal controls;
•	to review and approve all transactions between FF and related persons; and
•
to discuss the policies with respect to risk assessment and risk management, information technology and cybersecurity risks, and other major litigation and financial risk exposures, and the steps management has taken to monitor and control such exposures.

The Audit Committee held twenty-four meetings during fiscal 2022. The Audit Committee has adopted a written charter approved by the Board, which is available on FF’s website at https://investors.ff.com/corporate-governance/governance-overview.
Compensation Committee
FF’s Compensation Committee is currently comprised of Adam (Xin) He, Jie Sheng and Ke Sun, each of whom is “independent” as such term is defined for compensation committee members under the rules of the SEC, the listing standards of Nasdaq and applicable rules of the Internal Revenue Code of 1986, as amended. Mr. Sheng is the chair of the Compensation Committee.
As more fully described in its charter, the primary responsibilities of the Compensation Committee include:
•
to review and approve the corporate goals and objectives relevant to Global CEO compensation, evaluate at least annually the Global CEO’s performance in light of those goals and objectives and make recommendations to the Board with respect to the Global CEO’s compensation, including salary, bonus, fees, benefits, incentive awards and perquisites, based on this evaluation;

•	to recommend to the Board the compensation of executive officers other than the Global CEO;
•	to recommend to the Board the adoption, material modification or termination of FF’s compensation plans, including incentive compensation and equity-based plans, policies and programs;
•	to recommend to the Board appropriate compensation for FF’s non-employee directors, including compensation and expense reimbursement policies for attendance at Board and committee meetings;
•
to consider whether risks arising from FF’s compensation plans, policies and programs for its employees are reasonably likely to have a material adverse effect on FF, including whether FF’s incentive compensation plans encourage excessive or inappropriate risk taking; and

•	to determine stock ownership guidelines and monitor compliance with such guidelines.
The Compensation Committee held ten meetings during fiscal 2022. The Compensation Committee has adopted a written charter approved by the Board, which is available on FF’s website at https://investors.ff.com/corporate-governance/governance-overview.
Nominating and Corporate Governance Committee
FF’s Nominating and Corporate Governance Committee is currently comprised of Chad Chen, Adam (Xin) He and Ke Sun, each of whom is “independent” under the rules of the SEC and the listing standards of Nasdaq. Mr. Chad Chen is the chair of the Nominating and Corporate Governance Committee.

As more fully described in its charter, the primary responsibilities of the Nominating and Corporate Governance Committee include:
•	to assist the Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board;
•	to make recommendations to the Board regarding its size, membership and leadership, as well as committee membership and structure;
•	to develop and recommend to the Board a set of corporate governance guidelines applicable to FF and to monitor compliance with such guidelines;
•
to oversee the annual self-evaluation process to determine whether the Board and its committees and individual directors are functioning effectively and to report the results of the self-evaluation process to the Board; and

•	to oversee FF’s environmental, sustainability and governance efforts and progress.
The Nominating and Corporate Governance Committee held four meetings during fiscal 2022. The Nominating and Corporate Governance Committee has adopted a written charter approved by the Board, which is available on FF’s website at https://investors.ff.com/corporate-governance/governance-overview.
Finance and Investment Committee
FF’s Finance and Investment Committee is currently comprised of Xuefeng Chen, Chui Tin Mok and Jie Sheng. Mr. Sheng is the chair of the Finance and Investment Committee.
As more fully disclosed in its charter, the principal responsibilities of the Finance and Investment Committee include:
•
upon consultation with or recommendation from FF’s Chief Financial Officer, to review with management and make recommendations to the Board matters relating to the establishment of a share repurchase authorization, debt repurchases, issuance of debt and equity securities, dividend policy, initiation or amendment of any revolving credit facilities and (a) any proposed merger or consolidation, (b) any significant acquisition, sale, lease or exchange of property or assets and (c) other significant business transactions;

•
in the event of any merger or consolidation, to periodically review with management the progress and integration of the merger or consolidation, including the achievement of business synergies, business opportunities or initiatives that may result in substantial capital expenditures, commitments or exposures and major financial undertakings and financing transactions;

•
to review FF’s financial policies, capital structure, strategy for obtaining financial resources, tax-planning strategies and use of cash flow and make such reports and recommendations to the Board with respect thereto as it deems advisable;

•	to oversee the development of long-term capital structure guidelines;
•	to review the funding obligations and financial performance of benefits plans sponsored by FF;
•	to review FF’s financial plans and objectives, and review and recommend to the Board annual financial plans, capital plans and budgets;
•	to review FF’s cash management policies and activities, and review and recommend to the Board certain proposed issuances, repurchases or redemptions of FF securities;
•	to review debt limitations and material covenants, loan guarantees of third party debt and obligations, strategic alliances and investments and target credit ratings; and
•
to review risk assessment and risk management policies and strategies for managing certain exposures to financial, operating, or economic risks, including hedging strategies related to foreign currency, interest rates and other commercial risks, and the steps management has taken to monitor and control such risk exposures, as well as review certain legal and regulatory matters that may have a material impact on FF’s financing or risk management activities (taking into account the review of FF’s risk assessment and risk management policies and strategies managed through FF’s Audit Committee).

The Finance and Investment Committee held thirty-five meetings during fiscal 2022. The Finance and Investment Committee has adopted a written charter approved by the Board, which is available on FF’s website at https://investors.ff.com/corporate-governance/governance-overview.
Guidelines for Selecting Director Nominees
The Board is responsible for nominating candidates for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders, subject to the requirements of the Amended and Restated Shareholder Agreement. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending director candidates (subject to the Heads of Agreement and Amended and Restated Shareholder Agreement) to the full Board, taking into consideration the needs of the Board and the qualifications of the candidates. The Board, based on the recommendation of the Nominating and Corporate Governance Committee, will review each director’s continuation on the Board in connection with the director’s re-election. FF’s stockholders may recommend nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to FF’s Secretary or the Chair of the Nominating and Corporate Governance Committee, provided that the nomination of directors by FF Top is subject to the Heads of Agreement and the Amended and Restated Shareholder Agreement. The Board anticipates that FF’s Global CEO will generally be nominated to serve on the Board.
In evaluating the suitability of director candidates and when considering whether to nominate a director for re-election as appropriate, the Nominating and Corporate Governance Committee and the Board take into account many factors as determined by the Board from time to time, such as general understanding of various business disciplines (e.g., marketing, finance, etc.), FF’s business environment, educational and professional background, analytical ability, independence, industry experience, diversity of viewpoints and backgrounds, willingness to devote adequate time to Board duties, ability to act in and represent the balanced best interests of FF and its stockholders as a whole, and support for the long term vision of FF. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group that is best equipped to help ensure FF’s success and represent stockholder interests through sound judgment.
In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity (such as gender or racial/ethnic diversity), age, skills, industry and professional background, independence and such other factors as it deems appropriate given the current needs of the Board and FF, to maintain a balance of knowledge, experience and capability; provided that the nomination of directors by FF Top is subject to the Heads of Agreement and the Amended and Restated Shareholder Agreement.
Mr. Adam (Xin) He was appointed to the Board pursuant to the Heads of Agreement, Mr. Chad Chen was appointed to the Board in connection with the FF Top Voting Agreement, Mr. Jie Sheng was appointed to the Board as an FF Top Designee after the resignation of Mr. Lee Liu, Ms. Ke Sun was appointed to the Board as an FF Top Designee after the resignation of Mr. Edwin Goh, Mr. Xuefeng Chen was appointed to the Board after the resignation of Dr. Carsten Breitfeld, Mr. Chui Tin Mok was appointed to the Board after the resignation of Mr. Qing Ye, and Ms. Li Han was appointed to the Board to fill the vacancy created by Mr. Matthias Aydt’s resignation. All of our current directors are standing for re-election. None of our current directors has been elected by our public stockholders. We believe that each of our directors possesses the attributes described above. As noted in the director nominee biographies under the section titled “Director Nominees,” our director nominees have significant experience, qualifications and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively.
It is the policy of the Nominating and Corporate Governance Committee to consider persons for Board nomination identified by its members, management, stockholders, investment bankers and others, and to evaluate those individuals using the same criteria. The Nominating and Corporate Governance Committee will not distinguish among nominees recommended by stockholders and other persons. FF’s stockholders may recommend nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to FF’s Secretary or the Chair of the Nominating and Corporate Governance Committee; provided that the nomination of directors by FF Top is subject to the Heads of Agreement and the Amended and Restated Shareholder Agreement.
Pursuant to the Heads of Agreement, as amended by the Amended and Restated Shareholder Agreement, for the Annual Meeting, FF Top has the right to nominate four out of seven directors on the Board (at least two out of the four of whom must be independent directors). Mr. Chad Chen, Ms. Li Han, Mr. Adam (Xin) He and Mr. Jie Sheng

are deemed to be the four FF Top Designees under the Heads of Agreement, as amended by the Amended and Restated Shareholder Agreement. FF Top shall have the right to fill any vacancies created on the Board at any time by the death, disability, retirement, removal, failure of being elected or resignation of any FF Top Designee. Further, FF Top has the right at any time, and from time to time, to remove any FF Top Designee, and FF Top has the exclusive right to nominate a replacement nominee to fill any vacancy so created by such removal or resignation of such FF Top Designee. The Company shall use its reasonable best efforts to take or cause to be taken, to the fullest extent permitted by law, all necessary action to fill such vacancies or effect such removals in accordance with the Amended and Restated Shareholder Agreement.
Pursuant to the Amended and Restated Shareholder Agreement, if any FF Top Designee fails to be elected at any meeting of the Company’s shareholders, then, upon FF Top’s request in writing, the Company shall promptly expand the size of the Board by a number of seats equal to the number of non-elected FF Top Designees, and FF Top shall have the exclusive right to fill the vacancy or vacancies on the Board created by such expansion (provided the individual or individuals who shall fill such vacancy or vacancies shall not be the same FF Top Designees who failed to get elected, without prejudice to FF Top’s right to re-designate the non-elected designees as FF Top Designees in any other circumstance), and such new FF Top Designees shall be appointed to the Board by the Board promptly following their having been approved or deemed approved in accordance with the relevant criteria and procedures set forth in the Amended and Restated Shareholder Agreement. Immediately prior to (and effective as of) the first meeting of stockholders following such expansion of the Board, the Board shall cause the size of the Board to be decreased back to seven. This Board expansion right shall cease to have any further force or effect at such time as the voting power of each share of Class B Common Stock, by operation of the Charter, shall be twenty votes per share.
Following the Annual Meeting and beginning with the 2024 Annual Meeting, pursuant to the Amended and Restated Shareholder Agreement, FF Top will have the right to nominate for election to the Board four FF Top Designees until the first date on which FF Top has ceased to beneficially own at least 21,333,530 shares of Common Stock for at least 365 consecutive days, with such amount subject to adjustment in connection with any stock split, reverse stock split or other similar corporate action after the date of the Amended Shareholder Agreement (the “Minimum Share Amount”). Following the termination of FF Top’s right to nominate four FF Top Designees, FF Top shall continue to have the right to nominate a number of FF Top Designees not less than the number equal to the total number of directors on the Board, multiplied by the aggregate voting power of the shares of Common Stock and other securities of the Company generally entitled to vote in the election of directors of the Company beneficially owned by FF Top and its affiliates, divided by the total voting power of the then-outstanding shares of Common Stock issued as of the record date for any meeting of shareholders of the Company at which directors are to be elected, rounding up to the next whole director. The FF Top Designees are required to include two independent directors for so long as FF Top is entitled to nominate four FF Top Designees, and the Company is at all times required to cause the Board to include a sufficient number of independent directors who are not FF Top Designees to comply with applicable listing standards, unless and until the Company becomes a “controlled company” under relevant listing exchange rules. The appointment or nomination for election of designees of FF Top will be subject to the reasonable verification and/or approval by the Nominating and Corporate Governance Committee of the Board based on the criteria set forth in the Amended and Restated Shareholder Agreement.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is currently, or has been at any time, one of FF’s officers or employees. None of FF’s executive officers currently serves, or has served since July 2021, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

Board Diversity Matrix
The table below provides information regarding certain diversity attributes of our Board members and nominees as of February 27, 2023, with categories as set forth by Nasdaq Listing Rule 5605(f).
Board Diversity Matrix
Total Number of Current Directors: 7
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	2	5	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	2	5	—	—
Hispanic or Latinx	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	—	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Attendance at Annual Meetings of Stockholders by the Board
Although FF does not have a formal policy regarding attendance by members of the Board at FF’s annual meetings of stockholders, directors are strongly encouraged to attend. The Annual Meeting will be FF’s first annual meeting of stockholders after the Business Combination.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which provide the framework for FF’s corporate governance along with the Charter, Bylaws, committee charters and other key governance practices and policies. The Corporate Governance Guidelines cover a wide range of subjects, including the conduct of Board meetings, independence and selection of directors, Board membership criteria, and Board committee composition. The full text of the Corporate Governance Guidelines is posted on FF’s website at https://investors.ff.com/corporate-governance/governance-overview.
Code of Business Conduct and Ethics
FF has a Code of Business Conduct and Ethics that applies to all of its employees, officers, and directors. This includes FF’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of the Code of Business Conduct and Ethics is posted on FF’s website at https://investors.ff.com/corporate-governance/governance-overview. FF intends to disclose on its website any future amendments of the Code of Business Conduct and Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or FF’s directors from provisions in the Code of Business Conduct and Ethics.
Prohibition on Hedging and Pledging of Company Securities
As part of FF’s insider trading policy, all Company directors, officers, employees, independent contractors and consultants are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging FF securities as collateral for a loan, trading in derivative securities, including buying or selling puts or calls on our securities, or otherwise engaging in any form of hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving FF securities.

Stock Ownership Guidelines
The Board believes that, in order to more closely align the interests of executives and directors with the interests of FF’s other stockholders, FF’s executive officers and directors should maintain a minimum level of equity interests in FF’s common stock. Accordingly, FF has stock ownership guidelines requiring ownership of shares with a value equal to at least six times base salary for the Global CEO, two times base salary for other executive officers and three times the annual cash retainers for non-employee directors. Until the required level of ownership is met, covered executives and covered directors are required to retain 50% of the after-tax shares acquired upon exercise of stock options and vesting of equity awards. Shares subject to stock options, whether vested or unvested, and unvested and unsettled performance-based stock awards do not count for purposes of determining whether a covered executive or covered director is in compliance with the guidelines. Under the stock ownership guidelines, covered executives and covered directors must achieve the required level of ownership by the later of (i) the five-year anniversary of the adoption of the guidelines and (ii) the five-year anniversary of becoming an executive officer or a director, respectively. As of the record date, each of FF’s covered executives and covered directors was either in compliance with the guidelines or within the five-year phase-in period.
Management Succession Planning
As part of the annual executive officer evaluation process, the Compensation Committee works with the Global CEO to plan for the succession of the Global CEO and other senior executive officers, as well as to develop plans for interim or emergency succession for the Global CEO and other senior executive officers in the event of retirement or an unexpected occurrence. The succession plan should include, among other things, an assessment of the experience, performance and skills for possible successors to the Global CEO. The Board reviews this succession plan at least annually.
The Compensation Committee conducts a review at least annually of the performance of the Global CEO. The Compensation Committee establishes the evaluation process and determines the criteria by which the Global CEO is evaluated. The results of this review are communicated to the Global CEO.
Board Succession Planning
As part of the annual Board evaluation process, the Nominating and Corporate Governance Committee works with the Board to plan for the succession of the members of the Board and each of its committees, as well as to develop plans for interim or emergency succession for Board and committee members in the event of retirement or an unexpected occurrence. The succession plan should include, among other things, an assessment of the experience, performance and skills for possible successors to the Board and committee members. The Board reviews this succession plan at least annually.
Annual Board, Committee and Individual Director Evaluation
The Board evaluates its performance and the performance of its committees on an annual basis through an evaluation process administered by the Nominating and Corporate Governance Committee to determine whether it and its committees are functioning effectively and how to improve their effectiveness. Each committee of the Board shall also evaluate its performance on an annual basis and report the results to the Board, acting through the Nominating and Corporate Governance Committee. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter.
Stockholder and Interested Party Communications with the Board
Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248, Attention: Interim Chairman of the Board. Our Corporate Secretary shall initially review and compile all such communications and may summarize such communications prior to forwarding to the appropriate party. Our Corporate Secretary will not forward communications that are not relevant to the duties and responsibilities of the Board. The Board will generally respond, or cause FF to respond, in writing to bona fide communications from stockholders addressed to one or more members of the Board. Please note that requests for investor relations materials should be sent to ir@faradayfuture.com.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed in the section titled “Executive and Director Compensation” below, described below are the transactions since January 1, 2020 to which the Company has been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of the Company’s directors, executive officers, director nominees or holders of more than 5% of the Company’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Certain Relationships and Related Person Transactions – the Company
Amended and Restated Registration Rights Agreement
In connection with the consummation of the Business Combination on July 21, 2021, Property Solutions Acquisition Sponsor, LLC (the “PSAC Sponsor”), EarlyBirdCapital, Inc., FF Top Holding Ltd. and Season Smart Ltd. (“Season Smart”) (collectively, the “A&R RRA Parties”) entered into the Amended and Restated Registration Rights Agreement (the “A&R RRA”) with the Company, which became effective upon the consummation of the Business Combination. In accordance with the A&R RRA, the A&R RRA Parties are entitled to have registered, in certain circumstances, the resale of shares of Class A Common Stock (and the shares of Class A Common Stock underlying outstanding Company warrants) held by or issued to them at the closing of the Business Combination, subject to the terms and conditions set forth therein. Within 45 days of the closing of the Business Combination, the Company is obligated to file a shelf registration statement to register the resale of certain securities and the Company is required to use its reasonable best efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof and no later than the earlier of (x) the 90th calendar day following the filing date if the SEC notifies the Company that it will “review” the shelf registration statement and (y) the tenth (10th) business day after the date the Company is notified in writing by the SEC that such shelf registration statement will not be “reviewed” or will not be subject to further review. Additionally, at any time and from time to time after one year (or 180 days with respect to Season Smart Ltd.) after the closing of the Business Combination, the A&R RRA Parties representing a majority-in-interest of the total number of shares of Class A Common Stock issued and outstanding on a fully diluted basis held by the A&R RRA Parties (or Season Smart) may make a written demand for registration for resale under the Securities Act of all or part of the shares of Class A Common Stock (and the shares of Class A Common Stock underlying outstanding Company warrants) held by or issued to them at the closing of the Business Combination in an underwritten offering involving gross proceeds of no less than $50,000,000. The Company will not be obligated to effect more than an aggregate of two underwritten offerings per year (or three underwritten offerings per year demanded by Season Smart) and, with respect to Season Smart, such shares of Class A Common Stock do not exceed more than 10% of the outstanding shares of the Company. The A&R RRA Parties will also be entitled to participate in certain registered offerings by the Company, subject to certain limitations and restrictions. The Company will be required to pay certain expenses incurred in connection with the exercise of the registration rights under the A&R RRA.
Indemnification Agreements
In connection with the closing of the Business Combination, the Company entered into indemnification agreements with its directors and executive officers. Those indemnification agreements and the Bylaws require the Company to indemnify all directors and officers to the fullest extent permitted by Delaware law against any and all expenses, judgments, liabilities, fines, penalties, and amounts paid in settlement of any claims. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law.
Amended and Restated Shareholder Agreement
In connection with the Business Combination, the Company and FF Top entered into the Existing Shareholder Agreement pursuant to which, among other things:
•	the Company and FF Top agreed on the initial composition of the Board;
•	FF Top has certain rights to nominate a number of directors to the Board;
•	FF Top has certain rights to remove and replace its director designees; and
•
FF Top also has the right for its nominees to serve on each committee of the Board proportionate to the number of nominees it has on the Board, subject to compliance with applicable law and stock exchange listing rules.

Under the Existing Shareholder Agreement, the Company and FF Top also agreed:
•
to take all reasonably necessary action (subject to applicable Board fiduciary duties) to cause the initial directors to be nominated for another one-year term at the Company’s first annual general meeting following the closing of the Business Combination; and

•
that Ms. Susan Swenson, Mr. Edwin Goh, Mr. Brian Krolicki and Mr. Lee Liu shall be deemed to be FF Top’s designees for the Company’s first and second annual general meetings following the closing of the Business Combination.

On September 23, 2022, the Company entered into the Heads of Agreement, and, on January 13, 2023, the Company entered into the Amended and Restated Shareholder Agreement, pursuant to which the Company and FF Top agreed to the following matters:
•
FF Top will have the right to nominate for election to the Board four FF Top Designees until the first date on which FF Top has ceased to beneficially own at least 21,333,530 shares of Common Stock for at least 365 consecutive days, with such amount subject to adjustment in connection with any stock split, reverse stock split or other similar corporate action after the date of the Amended Shareholder Agreement (the “Minimum Share Amount”). Following the termination of FF Top’s right to nominate four FF Top Designees, FF Top shall continue to have the right to nominate a number of FF Top Designees not less than the number equal to the total number of directors on the Board, multiplied by the aggregate voting power of the shares of Common Stock and other securities of the Company generally entitled to vote in the election of directors of the Company beneficially owned by FF Top and its affiliates, divided by the total voting power of the then-outstanding shares of Common Stock issued as of the record date for any meeting of stockholders of the Company at which directors are to be elected, rounding up to the next whole director. The Amended and Restated Shareholder Agreement also requires the Company to take all necessary action to cause to be appointed to any committee of the Board a number of FF Top Designees that corresponds to the proportion that the number of directors FF Top has the right to designate to the Board bears to the total number of directors on the Board, to the extent such FF Top Designees are permitted to serve on such committees under the applicable rules and regulations of the SEC and applicable listing rules. The FF Top Designees are required to include two independent directors for so long as FF Top is entitled to nominate four FF Top Designees, and the Company is at all times required to cause the Board to include a sufficient number of independent directors who are not FF Top Designees to comply with applicable listing standards, unless and until the Company becomes a “controlled company” under relevant listing exchange rules. FF Top shall have the right to fill any vacancies created on the Board at any time by the death, disability, retirement, removal, failure of being elected or resignation of any FF Top Designee. Further, FF Top has the right at any time, and from time to time, to remove any FF Top Designee, and FF Top has the exclusive right to nominate a replacement nominee to fill any vacancy so created by such removal or resignation of such FF Top Designee. The Company shall use its reasonable best efforts to take or cause to be taken, to the fullest extent permitted by law, all necessary action to fill such vacancies or effect such removals in accordance with the Amended and Restated Shareholder Agreement. The appointment or nomination for election of designees of FF Top (other than FF Top Designees for the Annual Meeting, the appointment of whom shall be governed by the Heads of Agreement, as amended by the Amended and Restated Shareholder Agreement) will be subject to the reasonable verification and/or approval by the Nominating and Corporate Governance Committee of the Board based on the criteria set forth in the Amended and Restated Shareholder Agreement. If any FF Top Designee fails to be elected at any meeting of the Company’s stockholders, then, upon FF Top’s request in writing, the Company shall promptly expand the size of the Board by a number of seats equal to the number of non-elected FF Top Designees, and FF Top shall have the exclusive right to fill the vacancy or vacancies on the Board created by such expansion (provided the individual or individuals who shall fill such vacancy or vacancies shall not be the same FF Top Designees who failed to get elected, without prejudice to FF Top’s right to re-designate the non-elected designees as FF Top Designees in any other circumstance), and such new FF Top Designees shall be appointed to the Board by the Board promptly following their having been approved or deemed approved in accordance with the relevant criteria and procedures set forth in the Amended and Restated Shareholder Agreement. Immediately prior to (and effective as of) the first meeting of shareholders following such expansion of the Board, the Board shall cause the size of the Board to be decreased back to seven. This Board expansion right shall cease to have any further force or effect at such time as the voting power of each share of Class B Common Stock, by operation of the Charter, shall be twenty votes per share.

•
The size of the Board may not be increased without FF Top’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (with it being reasonable for FF Top to withhold its consent to any change in the size of the Board that would result in a decrease in the proportion or percentage of the members of the Board who are designees of FF Top).

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Until the Company achieves an equity market capitalization of $3 billion, the Company agrees not to elect to be treated as a “controlled company” as defined under the rules of the securities exchange on which the Company is listed.

•
The Company agrees to cooperate with any written requests by FF Top relating to any such pledge of any of the shares of Common Stock of the Company owned by FF Top, or hypothecation or grant thereof, including delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders) and, subject to applicable law (as defined in the Amended Shareholder Agreement), instructing the transfer agent to transfer any such shares of Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends.

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FF Top has informed the Company that FF Top expects the following proposals will be submitted to the Company’s stockholders for approval. Upon FF Top’s written request (an “Amendment Request”), the Company shall submit for approval by the Company’s stockholders, at each annual and special meeting of the Company’s stockholders held during a reasonable number of years (which shall not be, in any event, fewer than seven years) following the date of the Amendment Request, binding proposals to amend the Charter to incorporate each of the amendments described below (the “Charter Amendments”), and to recommend in favor of such Charter Amendments at each such meeting and solicit proxies in favor of each such Charter Amendment at each such meeting using a well-regarded proxy solicitation firm. Each Charter Amendment is required to be in such form as FF Top, acting reasonably, shall approve:

•
Amend Section 4.5(a) of the Charter (and any other applicable provisions thereof, if any) to provide that (i) the voting power of the Company’s Class B Common Stock shall be ten votes per share with effect immediately upon the Company’s stockholders’ approval of such amendment and (ii) the voting power of the Company’s Class B Common Stock shall increase from ten votes per share to twenty votes per share immediately following the Company achieving a Qualifying Equity Market Capitalization (substituting $3.0 billion for $20.0 billion in the definition of “Qualifying Equity Market Capitalization”).

•
Amend Section 6.1 of the Charter (and any other applicable provisions thereof, if any) to provide that FF Top shall have the right to nominate, remove and/or replace FF Top Designees whom it is entitled to nominate pursuant to the Amended Shareholder Agreement by written consent, with such conforming changes to the certificate of incorporation as are required to give legal effect to the right to act by written consent under Delaware law.

•
Further amend Section 6.1 of the Charter (and any other applicable provisions thereof, if any) to provide that for so long as FF Top continues to hold at least 32,640,300 shares of Common Stock (as such number may be adjusted due to any stock split, reverse stock split or other similar corporate action after January 13, 2023), the Company’s stockholders shall be entitled to act by written consent by the signature of (a) the requisite number of stockholders required to pass such proposal at a meeting at which all stockholders entitled to vote on such proposal are present together with (b) FF Top.

•
Further amend the Charter to provide that none of the rights afforded to FF Top in the Charter or in the Bylaws shall be amended without (a) unanimous approval of the Board and (b) the approval by (i) holders of two-thirds of all of the Company’s issued and outstanding shares of Common Stock, voting together as a single class and (ii) holders of a majority of the Company’s issued and outstanding shares of Class B Common Stock, voting together as a separate class.

If, when FF Top first delivers an Amendment Request, the Company’s next annual meeting is scheduled to be held more than 120 days after the date of such request (or the Company has already mailed a definitive proxy statement with respect to the Company’s next annual meeting of stockholders), the Company shall promptly call a special meeting of its stockholders to consider and vote upon the Charter Amendments, with the same recommendation and solicitation obligations of the Board described above. Promptly upon receipt of an Amendment Request, the Company shall also, in cooperation with FF Top, make such conforming changes to the Bylaws as may reasonably be requested by FF Top to make them consistent with the Charter Amendments.
•
The Company has agreed not to enter into any transaction or series of related transactions that would require a stockholder vote under Nasdaq Listing Rule 5635(d) (without giving effect to Section 5635(f) thereof) without FF Top’s prior written consent, which written consent shall not be unreasonably withheld, conditioned or delayed. Such consent right expires upon the earlier of (a) the conversion of the voting power of the Company’s Class B Common Stock from one vote per share to ten votes per share and (b) the first date on which FF Top has ceased to beneficially own a number of shares of Common Stock at least equal to the Minimum Share Amount.

•
The Company has agreed that the investors under the SPA shall have, by operation of the Amended and Restated Shareholder Agreement and irrespective of any provision of the SPA to the contrary, the right to enter into any voting agreement or grant a voting proxy, at any time and on any terms, with or to FF Top with respect to any shares of Common Stock held by such investor, and that the Company shall take any and all such further action as may be necessary or desirous to give full effect to the foregoing (including without limitation, irrevocably waiving any rights that the Company may have to restrict the entry by any such persons into any such voting agreements or voting proxies pursuant to the SPA or otherwise and, solely to the extent required, amending the SPA). Each party to the SPA is a third-party beneficiary of, and may enforce, the foregoing provision under the Amended Shareholder Agreement; however, the Company and FF Top are permitted, acting alone without the consent of any such third-party beneficiary, to amend such provision in writing.

•
FF Top agreed to vote all shares of Common Stock that it beneficially owns in favor of an increase in the Company’s authorized shares of Class A Common Stock from 815 million to 1.69 billion (as such number may be adjusted due to any stock split, reverse stock split or other similar corporate action after January 13, 2023) at the next meeting of the Company’s stockholders held to consider such proposal (as such meeting may be adjourned or postponed). FF Top has also agreed not to transfer, convert or otherwise take any action that would result in the conversion of any shares of Class B Common Stock into Class A Common Stock of the Company prior to the Company’s receipt of stockholder approval for an increase in the number of authorized shares of Class A Common Stock in accordance with the foregoing. Such proposal was approved at a special meeting of stockholders of the Company on February 28, 2023.

•
FF Top released and waived any and all claims it or any other “FF Top Parties” (i.e., FF Top, FF Peak Holding LLC, a Delaware limited liability company, Pacific Technology Holding LLC, a Delaware limited liability company, FF Global and each of their affiliates, and their respective successors and assigns) may have had against the Company and the Company Parties (described below; such claims, the “FF Top Claims”) relating to matters occurring at any time after September 23, 2022 but prior to the execution of the Amended Shareholder Agreement (the “FF Top Release”). The FF Top Release does not (i) release any FF Top Claim or right that existed on or prior to September 23, 2022 but was not released pursuant to that certain Mutual Release, dated as of September 23, 2022, by and among the Company, FF Top, FF Global Partners LLC and the other parties thereto (the “Prior Release”) or (ii) release any claim or right under (or terminate) any agreement between one or more FF Top Parties on the one hand, and one or more Company Parties on the other hand (including without limitation the Amended and Restated Shareholder Agreement, the Heads of Agreement and the Prior Release).

•
The Company also released and waived any and all claims it or any other “Company Parties” (i.e., the Company and each of the Company’s controlled affiliates, each individual currently serving as a director or on the management team of the Company or any of its controlled affiliates, and the respective successors and assigns of any of the foregoing) may have against FF Top Parties relating to any matters occurring at any time after September 23, 2022 but prior to the execution of the Amended and Restated Shareholder Agreement; provided that the Company Release does not (i) release any claim or right that existed on or prior to September 23, 2022 but was not released pursuant to the Prior Release or (ii) release any claim or right under (or terminate) any agreement between one or more FF Top Parties on the one hand, and one or more Company Parties on the other hand (including without limitation the Amended and Restated Shareholder Agreement, Heads of Agreement and the Prior Release).

FF Shareholder Lockup Agreements
Under the Merger Agreement, as a condition to receiving Class A Common Stock after the closing of the Business Combination in respect of their Legacy FF ordinary shares, Legacy FF’s stockholders were required to execute lockup agreements pursuant to which such stockholders must agree not to sell, transfer or take certain other actions with respect to such shares of Class A Common Stock for a period of 180 days after the closing of the Business Combination, subject to certain customary exceptions. Under the lock-up agreement entered into by the Vendor Trust. certain holders of Legacy FF notes payable and related party notes payable and certain warrant holders of Legacy FF, subject to certain limited exceptions, such parties agree that with respect to (a) 33% of the shares of Class A Common Stock received by such Legacy FF stakeholders in connection with the closing of the Business Combination, not to sell, transfer or take certain other actions with respect to such shares of Class A Common Stock for a period of 30 days after such closing (which expired on August 20, 2021), (b) 33% of the shares of Class A Common Stock received by such Legacy FF stakeholders in connection with such closing (which expired on September 19, 2021), not to sell, transfer or take certain other actions with respect to such shares of Class A Common Stock for a period of 60 days after such closing, and (c) the remaining 33% of the shares of Class A Common Stock received by such Legacy FF stakeholders in connection with the Business Combination, not to sell, transfer or take certain other actions with respect to such shares of Class A Common Stock for a period of 90 days after such closing. The shares of Class A Common Stock to be issued to FF employees on account of their reduced compensation will be subject to a vesting period of 90 days. The lockup agreements expired as of January 17, 2022.
Sponsor Lockup Agreement
Under the Merger Agreement, as a condition to Legacy FF’s obligation to close the Business Combination, PSAC was required to deliver to Legacy FF a lockup agreement executed by the PSAC Sponsor pursuant to which the PSAC Sponsor agreed that (a) 50% of the shares of PSAC common stock held by the PSAC Sponsor will not be sold, transferred or otherwise disposed of for a period ending the earlier of (i) the one year anniversary of the closing of the Business Combination (or July 21, 2022), and (ii) the date on which the closing price of shares of PSAC common stock on the principal securities exchange or securities market on which such shares are then traded equals or exceeds $12.50 per share for any twenty trading days within any thirty trading day period after the closing of the Business Combination; and (b) the other 50% of the shares of PSAC common stock held by the PSAC Sponsor will not be sold, transferred or otherwise disposed of for a period ending earlier of (i) the one year anniversary of the closing of the Business Combination (or July 21, 2022) and (ii) the date on which PSAC completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of PSAC’s stockholders having the right to exchange their shares for cash, securities or other property.
Governance Agreement with FF Top and FF Global
As previously disclosed, beginning in June 2022 the Company was party to a dispute with FF Global, its largest stockholder, over various terms of the Existing Shareholder Agreement, including relating to FF Global’s right to remove its designees from the Board. On September 23, 2022, the Company entered into the Heads of Agreement, pursuant to which, effective as of September 23, 2022, the Company (a) increased the size of the Board from nine to ten, (b) appointed Mr. Adam (Xin) He to fill the vacancy resulting from such increase in the size of the Board until the Annual Meeting, (c) appointed Mr. He to the Audit Committee and the Nominating and Corporate Governance Committee of the Board and (d) agreed to not remove Mr. He from either committee prior to the Annual Meeting. Pursuant to the Heads of Agreement, FF Top and FF Global caused all actions in the Court of Chancery of the State of Delaware, and any other forum, filed by FF Top, FF Global and/or any of their respective controlled affiliates as of the effective date of the Heads of Agreement, naming the Company or any of its directors or officers, to be dismissed without prejudice as of September 27, 2022. On January 13, 2023, the Company entered into the Amended Shareholder Agreement, which amends certain terms of the Heads of Agreement.
Pursuant to the Heads of Agreement, as amended by the Amended Shareholder Agreement, the Company, FF Global and FF Top agreed to the following matters:
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the resignation of the Company’s Executive Chairperson, Ms. Susan Swenson, from all non-director positions at the Company and all Board leadership and Board committee positions, upon the Company receiving $13.5 million in funding that is immediately available for the Company’s general use (which was satisfied upon the funding of the initial $10 million tranche of SPA Notes to Senyun on October 27, 2022). It was also agreed that Ms. Swenson would not thereafter seek or accept new non-director positions at the Company;

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the reinstitution of the former FF Transformation Committee, a management committee that will discuss business matters being undertaken by the Company (the committee will not have any decision-making authority) and be comprised of the Company’s Global Chief Executive Officer (Mr. Xuefeng Chen), Founder/Chief Product and User Ecosystem Officer and Founder Advisor to the Board (Mr. Yueting Jia), Interim Chief Financial Officer (Ms. Yun Han), the General Counsel and other senior leadership team members invited by members of the FF Transformation Committee from time to time, with Mr. Jerry Wang (an FF Top designee) being given committee observer status subject to certain customary non-disclosure and confidentiality agreements; and

•
subject to the Company having entered into definitive agreements providing for at least $85 million of additional or (in certain circumstances, accelerated) financing commitments in the aggregate and having received funding of at least $35 million immediately available for the Company’s general use in connection therewith (which condition was, pursuant to the Amended and Restated Shareholder Agreement, agreed to be satisfied):

○	the Company will call, convene, hold and complete the Annual Meeting on the earliest date permitted under Delaware law and applicable Nasdaq and SEC requirements;
○	the size of the Board will be reduced to seven members effective with the directors to be elected at the Annual Meeting;
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the following individuals will be nominated for election to the Board and included on the Board’s recommended slate at the Annual Meeting: (a) the Company’s Global CEO (currently Mr. Xuefeng Chen), (b) four FF Top Designees, at least two of whom will be independent directors, and (c) two independent directors selected by the Selection Committee, for which any member of the Selection Committee may propose director candidates who will be included in the process with all final decisions made by the Selection Committee;

○	no re-nomination of FF directors as of the date of the Heads of Agreement (other than Mr. He) at the Annual Meeting without the consent of the Selection Committee;
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FF Top has the right to nominate for election to the Board four designees until the first date on which FF Top has ceased to beneficially own the Minimum Share Amount. Following the termination of FF Top’s right to nominate four designees, FF Top shall continue to have the right to nominate a number of designees not less than the number equal to the total number of directors on the Board, multiplied by the aggregate voting power of the shares of Common Stock and other securities of the Company generally entitled to vote in the election of directors of the Company beneficially owned by FF Top and its affiliates, divided by the total voting power of the then-outstanding shares of Common Stock issued as of the record date for any meeting of stockholders of the Company at which directors are to be elected, rounding up to the next whole director; and

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the resignation of Ms. Swenson and Mr. Brian Krolicki as directors of the Company. It was also agreed that (i) Ms. Swenson and Mr. Krolicki would not thereafter seek or accept re-appointment, re-nomination or re-election to the Board and (ii) that following their resignations from the Board, their seats would be left empty until the Annual Meeting (which would result in the Company having an eight person Board until the Annual Meeting).

On October 3, 2022, Ms. Swenson tendered her resignation from her role as both Executive Chairperson and member of the Board effective immediately. On October 28, 2022, Mr. Brian Krolicki tendered his resignation from the Board effective immediately.
Mutual Release
On September 23, 2022, the Company entered into a Mutual Release (the “Mutual Release”) with FF Global, its executive committee members and their controlled affiliates, FF Global’s controlled affiliates (including FF Top), and the directors of the Company and their controlled affiliates (collectively, and together with the Company, the “Release Parties”), pursuant to which the Release Parties agreed to a mutual release of claims and to settle various matters among them, including with respect to any differences that arose out of the Company directors’ service as a director, employee, officer or manager of the Company up through and including the date of the Mutual Release, subject to customary exceptions.

Voting Agreements by FF Top Holding LLC and Season Smart Ltd.
On September 23, 2022, the Company entered into a letter agreement with each of FF Top and Season Smart, the two largest holders of Common Stock, pursuant to which each of FF Top and Season Smart agreed to vote and did vote, with respect to all shares of Company voting stock over which such party has voting control, in favor of any resolution presented to the stockholders of the Company at a stockholders’ meeting to approve, among other things:
•	the issuance, in the aggregate, of more than 19.999% of the number of shares of outstanding Common Stock (under Nasdaq Listing Rule 5635(d)) as a result of:
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the issuance of up to (x) $57 million in principal amount of senior secured Tranche A convertible notes at a conversion price of not below $1.05 per share of Class A Common Stock for $27.0 million, and the remainder ($30 million) at a conversion price of not below $2.69 per share of Class A Common Stock, (y) $57 million in principal amount of senior secured Tranche B convertible notes at a conversion price of not below $1.05 per share of Class A Common Stock for $27.0 million, and the remainder ($30 million) at a conversion price of not below $2.69 per share of Class A Common Stock, and (z) 26,822,724 shares of Class A Common Stock upon the exercise of associated warrants, in each case, pursuant to the Existing Purchase Agreement (as then amended) and subject to the full-ratchet anti-dilution and most favored nation protections therein;

○	the issuance of up to 73,675,656 shares of Class A Common Stock upon the exercise of all previously issued convertible notes and warrants of the Company; and
○	the issuance of up to $60 million in principal amount of senior secured convertible notes by Senyun and/or its affiliates; and
•	an increase to the number of authorized shares of Common Stock to 900,000,000.
In addition, each of FF Top and Season Smart have agreed in their respective voting agreements that, subject to the consent of such FF Top and Season Smart (with respect to each such party’s respective voting agreement), which consent is not to be unreasonably withheld, conditioned or delayed, the Company may seek to further increase the number of authorized shares of Common Stock to up to a maximum of 1,500,000,000 shares, and such party agrees to vote all shares with respect to which it has voting power in favor of any resolutions presented to stockholders to effect such increase in the number of authorized shares.
On October 22, 2022, the Company and FF Top agreed to an amendment to FF Top’s voting agreement, pursuant to which FF Top (i) reaffirmed its commitment under the voting agreement, in light of the maturity date extension of notes under the SPA, to vote all of its shares of Company voting stock in favor of the resolution to be presented to stockholders at the November 3, 2022 special meeting to approve the issuance, in the aggregate, of more than 19.99% of the issued and outstanding shares of Common Stock underlying the various instruments issued and issuable pursuant to the SPA; (ii) revised the condition precedent to FF Top’s voting obligations that the Company comply in all material respects with its obligations pursuant to the Heads of Agreement and any definitive documentation contemplated by the Heads of Agreement to only apply to the period from and after October 22, 2022; and (iii) extended the deadline to November 11, 2022 (which was subsequently extended to December 31, 2022) for the Company and FF Top to enter into an amendment to the Existing Shareholder Agreement between FF Top and the Company and other definitive documentation contemplated by the Heads of Agreement (provided that the failure of such amendment and other definitive documentation to be executed by such date will not, in and of itself, release FF Top from its voting obligations).
FF Top’s obligations pursuant to the FF Top Voting Agreement were conditioned on (i) the appointment of Mr. Chad Chen (or a substitute nominee, as applicable) to the Board as the fourth FF Top Designee no later than October 27, 2022 (provided that Mr. Chad Chen or a substitute nominee, as applicable, is reasonably acceptable to the Nominating and Corporate Governance Committee of the Board with respect to the Nasdaq independence rules and legal compliance and criminal compliance) (provided that if Mr. Chad Chen is not so reasonably acceptable to the Nominating and Corporate Governance Committee of the Board, then FF Top will be permitted to nominate another individual to the Board); and (ii) constructive engagement by Mr. Adam (Xin) He, the Interim Chairman of the Board, directly with representatives with FF Top on certain additional governance and management matters and, to the extent the Interim Chairman of the Board so determines, in his discretion, such matters will be put to a discussion and a vote of the full Board. On October 27, 2022, Mr. Chad Chen was appointed to the Board.

FF Top’s and Season Smart’s obligations pursuant to their respective voting agreements are conditioned on the accuracy of certain representations, compliance by the Company with certain covenants and the satisfaction of certain conditions, in each case as further set forth in the applicable voting agreement.
The Company also agreed in the FF Top Voting Agreement that FF Top may vote its shares of Common Stock in favor of each of the Krolicki and Swenson removal proposals (if any), that neither FF Top nor the Company has any obligation to nominate or reappoint Mr. Krolicki or Ms. Swenson to the Board at any time following their resignation or removal for any reason, that neither Mr. Krolicki nor Ms. Swenson shall be re-appointed or re-nominated to the Board following their resignation or removal and that neither Mr. Krolicki nor Ms. Swenson shall be (re)hired, (re)engaged or (re)appointed to any position at the Company following their resignation or removal from their respective non-Board roles (if any) at the Company. On October 3, 2022, Ms. Swenson tendered her resignation from her role as both Executive Chairperson and member of the Board effective immediately. On October 28, 2022, Mr. Brian Krolicki tendered his resignation from the Board effective immediately.
At a special meeting of Company stockholders held on November 3, 2022, Company stockholders approved the following three proposals: (1) a proposal to approve, as is required by the applicable Nasdaq rules and regulations, transactions involving notes and warrants issued to Purchasers as committed under the SPA (as then amended), including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Common Stock; (2) a proposal to increase total authorized shares of the Company from 825,000,000 to 900,000,000 (the “Share Authorization Proposal”); and (3) a proposal to approve an amendment to the Charter to effect a reverse stock split of the Common Stock by a ratio of any whole number in the range of 1-for-2 to 1-for-10, and a corresponding reduction in the number of authorized shares of Common Stock (after adjustment of the number of authorized shares, if applicable, resulting from stockholder approval of the Share Authorization Proposal), with such ratio to be determined in the discretion of the Board and with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of such special meeting of stockholders.
FF Top Expense Reimbursements
On July 30, 2022, the Company entered into a preliminary term sheet (the “Preliminary Term Sheet”) with FF Top setting out a summary of the preliminary terms and conditions for FF Top’s assistance in arranging a proposed convertible term loan facility to the Company. In connection with the Preliminary Term Sheet, the Company agreed to reimburse FF Top for its reasonable and documented out-of-pocket legal and diligence fees and expenses incurred in connection with such financing efforts up to a $300,000 cap (the “Original Cap”), irrespective of whether or not closing occurred, with $150,000 to be payable as a deposit upon execution of the Preliminary Term Sheet. Pursuant to the Preliminary Term Sheet, the Company paid FF Top $150,000 on August 9, 2022 and $150,000 on December 16, 2022.
On January 31, 2023, the Company entered into a supplemental agreement to the Preliminary Term Sheet (the “Supplemental Agreement”) with FF Top, pursuant to which the parties agreed, due to the high amount of FF Top’s out-of-pocket legal fees and expenses incurred in connection with assisting with and successfully closing this financing effort, to amend the Preliminary Term Sheet to increase the Original Cap from $300,000 to $682,733.64. The Company agreed to pay the remaining $379,911.64 of the fee owed to FF Top as follows: (i) fifty percent, equaling $189,955.82, within one business day of execution of the Supplemental Agreement, and (ii) fifty percent, equaling $189,955.82, within one business day of consummation of new financing by the Company in an amount not less than $5.0 million or an earlier date approved by the Board. Pursuant to the Preliminary Term Sheet, as amended by the Supplemental Agreement, the Company paid FF Top $189,955.82 on February 1, 2023.
FF Top has recently requested additional expense reimbursements from the Company in connection with its efforts and expenses incurred related to resolving corporate governance issues since 2022. FF Top may in the future continue to request, additional reasonable expense reimbursements and indemnification from the Company.
FF Top Consulting Services Agreement
On March 6, 2023, the Company entered into a Consulting Services Agreement (the “Consulting Agreement”) with FF Global, effective as of February 1, 2023. Pursuant to the Consulting Agreement, FF Global shall provide consultation and integrate resources to assist the Company in achieving its 2023 strategic goals, including to (i) assist the Company in developing its funding strategy; (ii) assist the Company in developing its value return & management strategy; (iii) consult on and integrate stockholder relations and stockholder resources; (iv) provide support on communications regarding stockholders meetings; (v) develop the Company’s existing stockholder financing strategy, including retail investors and others; (vi) assist the Company in risk management strategy; and (vii) assist in capability build up & operation strategy. The Consulting Agreement has an initial term of 12 months and automatically renews for successive 12 month periods unless earlier terminated in accordance with the terms thereof.
As consideration, the Company shall pay FF Global a monthly fee of $0.2 million per month, due and payable on the last day of each month beginning on March 31, 2023, as well as reimburse FF Global for all reasonable and documented out-of-pocket travel, legal, and other out-of-pocket expenses incurred in connection services pursuant to the Consulting Agreement, (including reasonable fees and disbursements of Consultant’s external legal counsel), which out-of-pocket expenses shall not exceed $0.05 million without the prior written consent of the Company (which consent shall be in the sole and absolute discretion of the Company).
Payment on Behalf of Ocean View
On February 9, 2023, the Company made a payment of approximately $220,000 on behalf of Ocean View, an indemnified co-defendant, in connection with a seizure of funds related to the outstanding judgment in ongoing litigation. Ocean View fulfilled its payment obligation under the settlement arrangement of such litigation, but the Company did not make its payment on the outstanding judgment which caused such seizure of funds of Ocean View. Following such seizure, the Company paid the outstanding judgment and all accrued interest. The Company expects to receive the approximately $220,000 it paid on behalf of Ocean View following the release of such seizure.
Certain Relationships and Related Person Transactions—PSAC
Founder Shares
On February 11, 2020, the PSAC Sponsor purchased an aggregate of 5,750,000 shares of PSAC’s common stock for an aggregate price of $25,000 (the “Founder Shares”). The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture by the PSAC Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the PSAC Sponsor would collectively own 20% of PSAC’s issued and outstanding shares after the initial public offering. As a result of the underwriters’ election to partially exercise their over-allotment option on July 31, 2020 and the expiration of the remaining over-allotment option, 5,608 Founder Shares were forfeited, resulting in there being 5,744,392 Founder Shares issued and outstanding.
The PSAC Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until (1) with respect to 50% of the Founder Shares, the earlier of one year after the completion of a business combination and the date on which the closing price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a business combination and (2) with respect to the remaining 50% of the Founder Shares, one year after the completion of a business combination, or earlier, in either case, if, subsequent to a business combination, PSAC completes a liquidation, merger, stock exchange or other similar transaction which results in all of PSAC’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.
Private Units
Contemporaneously with the closing of the initial public offering and the exercise of the overallotment option, the PSAC Sponsor purchased an aggregate of 483,420 private units in a private placement at a price of $10.00 per private unit. Each private unit consists of one share of Common Stock and one Private Warrant. The private units were identical to the units sold in the initial public offering except that the Private Warrants: (i) will not be redeemable by PSAC and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the initial purchasers or any of their permitted transferees. If the Private Warrants are held by holders other than the initial purchasers or any of their permitted transferees, the Private Warrants will be redeemable by PSAC and exercisable by the holders on the same basis as the warrants included in the units sold in the initial public offering.
Advances
The PSAC Sponsor advanced PSAC an aggregate of $75,000 to cover expenses related to the initial public offering. The advances were non-interest bearing and due on demand. The outstanding advances of $75,000 were repaid upon the consummation of the initial public offering on July 24, 2020.

Promissory Notes
On February 14, 2020, PSAC issued an unsecured promissory note to the PSAC Sponsor (the “Promissory Note”), pursuant to which PSAC may borrow up to an aggregate principal amount of $150,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2020, (ii) the consummation of the initial public offering or (iii) the date on which PSAC determines not to proceed with the initial public offering. The outstanding balance under the Promissory Note of $133,000 was repaid upon the consummation of the initial public offering on July 24, 2020.
On February 28, 2021, PSAC issued an unsecured promissory note to the PSAC Sponsor pursuant to which PSAC may borrow up to an aggregate principal amount of $500,000 and on June 7, 2021 and July 8, 2021 PSAC issued another unsecured promissory note to the PSAC Sponsor pursuant to which PSAC may borrow up a further $200,000 and $100,000, respectively (the “Promissory Notes”). The Promissory Notes are non-interest bearing. At the closing of the Business Combination, all of the unpaid balance of the notes were converted into units consisting of one share of Class A Common Stock and one warrant to purchase a share of Class A Common Stock at $10.00 per unit.
Subscription Agreements
In connection with the execution of the Merger Agreement, PSAC entered into separate subscription agreements with certain accredited investors or qualified institutional buyers (collectively, the “Subscription Investors”), related to the purchase by Subscription Investors of an aggregate of 76.1 million shares of Class A Common Stock for an aggregate purchase price of $761.4 million (such agreements, the “Subscription Agreements”), concurrently with the execution of the Merger Agreement on January 27, 2021. The Subscription Agreements require PSAC to use commercially reasonable efforts to have an effective shelf registration statement registering the resale of the shares of PSAC common stock held by the Subscription Investors within 60 calendar days (or 90 calendar days if the SEC notifies PSAC that it will review the registration statement) following the closing of the Business Combination.
Agreement with Riverside Management Group
PSAC entered into a transaction services agreement, dated as of October 13, 2020 (and amended on October 26, 2020), pursuant to which Riverside Management Group (“RMG”) provided consulting and advisory services in connection with the Business Combination in exchange for (i) $10.0 million in cash from PSAC at the closing of the Business Combination, (ii) 1,697,500 shares of Class A Common Stock with an equal amount of shares of common stock in PSAC being forfeited by the PSAC Sponsor for no consideration immediately prior to the closing of the Business Combination, and (iii) Class A Common Stock issued by FF immediately after the closing of the Business Combination having a value equal to $6.9 million, with an attributed value of $10.00 per share of Class A Common Stock (the “Original RMG Agreement”). On July 18, 2021, PSAC entered into an omnibus transaction services fee agreement and acknowledgement with the PSAC Sponsor, FF, RMG and Philip Kassin, Robert Mancini and James Carpenter (each, a “Service Provider” and, collectively, the “Service Providers”), as subsequently amended by an amendment entered into on July 21, 2022, pursuant to which (i) the Service Providers, together with such other service providers, who assisted the Service Providers as identified by the Service Providers, replaced RMG as the recipients of the cash and share compensations under the Original RMG Agreement and (ii) the Company agreed to issue, and subsequently issued on July 22, 2022, 2,387,500 shares of Class A Common Stock in the aggregate to the Service Providers and such other service providers as identified by the Service Providers in full consideration of certain consulting and advisory services provided by RMG in connection with the Business Combination.
Certain Relationships and Related Person Transactions —Legacy FF
Restructuring Agreement with Evergrande
In November 2017, Legacy FF received a commitment from Season Smart, an affiliate of Evergrande Health Industry Group (“Evergrande”), to provide $2.0 billion in funding, subject to certain conditions, in exchange for a 45% preferred equity stake in Legacy FF. Evergrande initially funded $800 million in 2018, and the terms of the agreement provided that the remaining $1.2 billion would be contributed by the end of 2019 and 2020, subject to certain conditions.
After a dispute among Legacy FF, Season Smart and certain of their affiliates regarding, among other things, whether certain conditions to Season Smart’s requirement to provide additional funding were satisfied, on December 31, 2018, Legacy FF, Season Smart and certain of their affiliates entered into a restructuring agreement pursuant to which Season Smart’s preferred equity interest in Legacy FF was restructured and reduced to 32% preferred equity stake in Legacy FF and the Legacy FF affiliated parties and Season Smart affiliated parties released one another and their respective affiliates from certain claims (including Season Smart’s obligation to make additional investments in Legacy FF) (the “Restructuring Agreement”). In addition, the Restructuring Agreement provided that Legacy FF may at any time before December 31, 2023 redeem, in part or in whole, the Legacy FF shares held by Season Smart at a predetermined redemption price. The Restructuring Agreement also provided that, among other matters, (i) Season Smart agreed that Legacy FF could enter into new equity financing arrangements without Season Smart’s approval so long as the valuation for such equity financing is not less than a specified threshold; (ii) Season Smart agreed to acquire Evergrande FF Holding (Hong Kong) Limited, which was previously a wholly-owned subsidiary of Legacy FF and owned certain Chinese assets of Legacy FF; and (iii) Legacy FF revised its memorandum and articles of association to provide Season Smart with certain rights. Certain Season Smart approval rights under the Restructuring Agreement were terminated at the closing of the Business Combination under the transaction support agreement signed by Season Smart with PSAC and Legacy FF on January 27, 2021.
Borrowings from Related Parties
Related Party Notes Payable
Prior to the Business Combination, FF funded its operations and capital needs primarily through the proceeds received from capital contributions and the issuance of related party notes payable and notes payable. The notes payable and equity were significantly funded by entities controlled or previously controlled by Mr. Yueting Jia, the founder and Chief Product and User Ecosystem Officer of the Company. As of December 31, 2022 and 2021 the outstanding principal balance of FF’s related party notes payable was $4.7 million and $13.7 million, respectively.
Evergrande Note Payable
Pursuant to the Restructuring Agreement, an affiliate of Evergrande provided a note payable in the principal amount of $10.0 million to Legacy FF, which was drawn in January 2019. Mr. Jia provided a personal guarantee for this loan. The loan bears interest at an annual rate of 10% if repaid by June 30, 2019, and increases to 15% per annum thereafter. The loan matured on June 30, 2019. In conjunction with the closing of the Business Combination, the Company settled the note payable by repaying the outstanding principal and accrued interest in full.
CYM Tech Holdings LLC Notes Payable
On March 30, 2018, Legacy FF issued: (a) a note payable with an original principal amount of $212.0 million (“$212.0M Note”) to Faraday & Future (HK) Limited (“F&F HK”), a private Hong Kong company previously controlled by Mr. Jia and currently owned and controlled by Mr. Jia’s cousin and (b) a note payable with an original principal amount of $66.9 million (“$66.9M Note”) to Leview Mobile HK Limited (“Leview HK”), a private Hong Kong company controlled by Mr. Jia. In addition, between December 2017 to July 2018, Legacy FF issued multiple promissory notes in an original aggregate principal amount of $28.9 million (collectively, the “$28.9M Notes”) to Beijing Bairui Culture Media Co., Ltd. (“Bairui”), an entity previously controlled by Mr. Jia. The $212.0M Note, $66.9M Note and $28.9M Notes are collectively referred to as the “CYM Notes.” The CYM Notes accrued simple interest rate at 12% per annum. The maturity date of the CYM Notes was extended from December 31, 2019 to June 30, 2021.
On August 28, 2020, (i) Leview HK transferred all of its rights, interests and title in and to the $66.9M Note to F&F HK in exchange for F&F HK’s issuance of a note covering an equivalent amounts to Leview HK (such transfer, the “$66.9M Note Transfer”) and (ii) Bairui transferred all of its rights, interests and title in and to the $28.9M Notes to F&F HK in exchange for F&F HK’s issuance of a note covering an equivalent amounts to Bairui (such transfer, the “$28.9M Notes Transfer”). On August 28, 2020 and immediately following the $66.9M Note Transfer and the $28.9M Notes Transfer, F&F HK transferred all of its rights under the CYM Notes to CYM Tech Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of F&F HK (“CYM”) in exchange for CYM’s issuance of a note covering an equivalent amount to F&F HK.
Matthias Aydt, an officer and former director of the Company, and Chaoying Deng, former Chief of Staff and Corporation Operations of the Company, each holds 50% of the issued and outstanding equity interests of CYM of record for the benefit of F&F HK. They also serve as the sole managers of CYM. As of December 31, 2020, Legacy FF repaid $67.2 million of the principal and $36.2 million of accrued interest under the CYM Notes. On May 13, 2021, principal amounts of $90.9 million and accrued interest of $43.5 million of the CYM Notes, was converted into shares of Legacy FF convertible preferred stock and on July 21, 2021, such shares of Legacy FF convertible preferred stock were converted into 10,888,580 shares of Class A Common Stock in connection with the closing of the Business Combination. On July 21,

2021 just prior to such closing, principal amounts of $130.5 million and accrued interest of $29.9 million of the CYM Notes, was converted into 11,566,196 shares of Class A Common Stock. Pursuant to the Business Combination, the remaining $19.2 million principal amount was converted into 1,919,567 shares of Class A Common Stock.
Employee Notes Payable
On April 5, 2017, Legacy FF issued a note payable with a principal amount of $0.7 million (the “$0.7M Note”) to Meng Wu, the former executive director of a wholly-owned subsidiary of Legacy FF. The $0.7M Note did not accrue interest. The maturity date of the $0.7M Note was extended from October 2, 2017 to June 30, 2021. At the closing of the Business Combination, the Company settled this note by converting the outstanding principal balance and accrued interest into shares of Class A Common Stock.
In February 2020, Legacy FF borrowed $1.4 million from Chaoying Deng. This loan accrued interest at 8.99%. At the closing of the Business Combination, the Company settled this note by paying cash and converting the outstanding principal balance and accrued interest into shares of Class A Common Stock.
Pacific Technology Note Payable
Between November 2019 and August 2020, Legacy FF borrowed $10.6 million from Pacific Technology Holding LLC (“Pacific Technology”), which indirectly holds approximately 15.4% of FF’s outstanding voting power on a fully-diluted basis as of February 27, 2023, which loans accrued interest at rates from 6.99% to 8%. At the closing of the Business Combination, the Company settled this note by paying cash and converting the outstanding principal balance and accrued interest into shares of Class A Common Stock.
Related Party Notes - NPA Tranche
On April 29, 2019, Legacy FF entered into a note purchase agreement (as amended, restated and otherwise modified from time to time, the “Note Purchase Agreement”) with certain purchasers, U.S. Bank National Association, as the notes agent, and Birch Lake Fund Management, LP as the collateral agent. The principal amount of notes that may be issued under the Note Purchase Agreement was $200.0 million. The notes issued under the Note Purchase Agreement bore interest at 10%, payable at the maturity date of the note. All notes issued under the Note Purchase Agreement were collateralized by a first lien, with second payment priority, on substantially all tangible and intangible assets of the borrowers and guarantors. The notes under the Note Purchase Agreement were subject to representations, warranties, and covenants and were initially scheduled to mature on October 31, 2019. In October 2020, Legacy FF obtained an extension of the maturity date of the notes under the Note Purchase Agreement to October 6, 2021. In connection with the Business Combination, the principal amount of the loans, amounting to $27.7 million, were repaid in cash, with accrued interest and conversion premiums totaling $11.3 million converted into shares of Class A Common Stock.
One of the note purchasers party to the Note Purchase Agreement was Royod LLC (“Royod”), an entity wholly owned by Raymond Dong, an employee in the User Ecosystem Strategy and Operations department of FF, whose loan to Legacy FF was funded by Ocean View, an entity formerly controlled by Mr. Jia and now wholly owned by the spouse of Ruokun Jia, who is the former Assistant Treasurer of the Company. In April 2019, Legacy FF executed a joinder agreement to the Note Purchase Agreement with Royod for a convertible note payable with total principal of $8.6 million (the “Royod Note”). The convertible note payable originally matured on May 31, 2020. The interest rate, collateral, and covenants were the same as the Note Purchase Agreement. Upon certain events, Royod may elect to convert all of the outstanding principal and accrued interest of the note payable plus a 20% premium.
Another of the note purchasers party to the Note Purchase Agreement was Warm Time Inc. (“Warm Time”), an entity that was previously a landlord of FF, and it serves as the conduit for certain loans from Ocean View to Legacy FF. In May 2019, Legacy FF executed a joinder agreement to the Note Purchase Agreement with Warm Time for a note payable with total principal of $0.9 million (the “Warm Time Note”). The note payable originally matured on March 6, 2020. The interest rate, collateral, and covenants were the same as the Note Purchase Agreement.
Another of the note purchasers party to the Note Purchase Agreement was Chui Tin Mok, Global Executive Vice President, Head of User Ecosystem of the Company. In May 2019, Legacy FF executed a joinder agreement to the Note Purchase Agreement with Chui Tin Mok for a convertible note payable with total principal of $1.7 million (the “Tin Mok Note”). The note payable matured on May 31, 2020 and the interest rate, collateral, and covenants are the same as the Note Purchase Agreement. Upon certain events, Chui Tin Mok may elect to convert all of the outstanding principal and accrued interest of the note payable plus a 20.00% premium into shares of stock.

Another of the note purchasers party to the Note Purchase Agreement was Ever Trust LLC (“Ever Trust”), an entity wholly owned by Luetian Sun, an employee in the Global Capital Markets department of FF. In July 2019, Legacy FF executed a joinder agreement to the Note Purchase Agreement with Ever Trust for a convertible note payable with total principal of $16.5 million (the “Ever Trust Note”). The note payable originally matured on May 31, 2020 and the interest rate, collateral, and covenants are the same as the Note Purchase Agreement. Upon certain events, Ever Trust may elect to convert all of the outstanding principal and accrued interest of the note payable plus a 20.00% premium into shares of stock. The note was funded by FF Global, who borrowed its funding from certain of its members, all of whom are active and former executives or employees of the Company, and (i) all of these members (except for Chaoying Deng) in turn borrowed their fundings from Dream Sunrise LLC, who in turn borrowed its funding from Capable Consulting and (ii) Chaoying Deng borrowed her funding from Grand Sky Tech LLC, an entity wholly owned by her sister and on behalf of which she has full authority to sign and act. At the closing of the Business Combination, the Company settled this note by paying the principal amount in cash and converting the interest accrued thereon into shares of Class A Common Stock.
At the closing of the Business Combination, the Company settled the Royod Note, the Warm Time Note, the Tin Mok Note, and the Ever Trust Note paying cash and converting the outstanding principal balance and accrued interest into shares of Class A Common Stock.
Chinese Related Party Notes Payable
As of December 31, 2022, due to two separate note payable payoff settlement agreements entered into with Chongqing Leshi Small Loan Co., Ltd. (“Chongqing”) on December 27, 2022, according to which Chongqing agreed to forgive principal and all outstanding accrued interest, the remaining principal balance of $4.7 million was agreed to be payable in five installment payments through December 31, 2023 and the current interest rate was set to 12%. The remaining amounts are due on demand to various other Chinese related party notes payable holders and bear a 0% coupon. Interest at a rate of 10% is imputed on these related party notes payable as the interest rates prescribed by the respective agreements are below market rates.
Warm Time Note Payable
In March 2019, Legacy FF borrowed $1.5 million through a note payable from Warm Time. The note was funded by FF Global, who borrowed its funding from certain of its members, who in turn borrowed their fundings from Royod and who in turn borrowed its funding from Ocean View. The note originally matured on March 6, 2020, bore interest at 8.99% per annum, had no covenants and was unsecured. At the closing of the Business Combination, the Company settled this note by converting the outstanding principal balance and accrued interest into shares of Class A Common Stock.
Ocean View Drive Notes Payable
From 2017 to 2020, Ocean View issued notes payable with an aggregate original principal of $26.4 million to Legacy FF. These notes had a principal balance of $8.4 million immediately prior to the closing of the Business Combination. At such closing, the Company settled these notes by converting the outstanding principal balance and accrued interest into shares of Class A Common Stock.
Capable Consulting Notes Payable
In 2019, Legacy FF entered into a right of first refusal arrangement for FF 91 vehicles with Capable Consulting LLC (“Capable Consulting”), an entity originally formed and wholly owned by the brother-in-law of Ruokun Jia, pursuant to which Capable Consulting paid a deposit in the amount of $11.6 million. In 2020, the deposit was converted into a note payable. At the closing of the Business Combination, the Company settled this note by converting the outstanding principal balance and accrued interest into shares of Class A Common Stock.
Current and Former Employees’ Transactions with Ocean View, Dream Sunrise LLC and Capable Consulting LLC
The following executives of the Company are party to the following transactions with Ocean View:
•
Mr. Jia leases three real properties (including the Rancho Palos Verdes Properties that he in turn subleased to Warm Time) from Ocean View by paying a monthly rent of approximately $42.0 thousand and borrowed an aggregate of $3.0 million from Ocean View in 2018 and 2019, which loans were subsequently transferred to Founding Future Creditors Trust;

•	Chui Tin Mok borrowed $2.54 million from Ocean View in August 2018, which loan remains outstanding as of December 31, 2022;
•	Chaoying Deng borrowed $304,000 from Ocean View in 2018, which loan remains outstanding as of December 31, 2022;
•	Ruokun Jia, who is Mr. Jia’s nephew, loaned approximately $1.0 million to Ocean View in 2020, which loan remains outstanding as of December 31, 2022; and
•
Jiawei (Jerry) Wang, former Vice President, Global Capital Markets of the Company and now President of FF Global and who is Mr. Jia’s nephew, had various loan transactions with Ocean View from 2017 through 2022, among which the loans from Ocean View to Jerry Wang remain outstanding as of December 31, 2022, and Jerry Wang and Ocean View also cross-guarantee loans borrowed by each other from third parties.

Additionally, Chaoying Deng borrowed $10,500 from Dream Sunrise in October 2020, which loan remains outstanding as of December 31, 2022 and Ruokun Jia has been providing financial consulting services to Dream Sunrise LLC and Capable Consulting through his arrangement with a China based company since 2019.
Rancho Palos Verdes Real Property Leases
FF U.S. leased two real properties, located at 7 Marguerite Drive, Rancho Palos Verdes, CA 90275 and 19 Marguerite Drive, Rancho Palos Verdes, CA 90275 (the “Rancho Palos Verdes Properties”), from Warm Time from January 1, 2018 through March 31, 2022. Warm Time in turn leased the Rancho Palos Verdes Properties from Mr. Jia. The Rancho Palos Verdes Properties were used by the Company to provide long-term or temporary housing to employees of the Company (including Dr. Carsten Breitfeld, former Global CEO of the Company) and the Company paid Warm Time a monthly amount of $71,000 for rent and certain services, including catering, room services and organization of meetings, external gatherings and events, for these two properties. The aggregate amount paid by Legacy FF to Warm Time for calendar years ended December 31, 2022, 2021 and 2020 were $0.1 million, $1.7 million and $0.3 million, respectively.
Procedures with Respect to Review and Approval of Related Person Transactions
Following the consummation of the Business Combination, the Board adopted a policy with respect to the review, approval and ratification of related person transactions. Under the policy, FF’s Audit Committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related party transactions, the Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, the policy requires the Audit Committee to consider, among other factors it deems appropriate:
•	the related person’s relationship to FF and interest in the transaction;
•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;
•	the impact on a director’s or a director nominee’s independence in the event the related person is a director or director nominee or an immediate family member of the director or director nominee;
•	the benefits to FF of the proposed transaction;
•	if applicable, the availability of other sources of comparable products or services; and
•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The Audit Committee may only approve those transactions that are in, or are not inconsistent with, FF’s best interests and those of FF’s stockholders, as the Audit Committee determines in good faith.
In addition, under FF’s Code of Business Conduct and Ethics, FF’s employees, officers, directors and director nominees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Common Stock, as of February 27, 2023, for (1) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each member of the Board and each director nominee, (3) each of our named executive officers and (4) all of the members of the Board and our executive officers, as a group. As of February 27, 2023, there were outstanding 692,803,329 shares of Class A Common Stock, 64,000,588 shares of Class B Common Stock, and 126,397,462 outstanding warrants to purchase shares of Class A Common Stock, consisting of 23,540,988 warrants originally issued in the initial public offering of PSAC (or otherwise originally included in the private units purchased in connection with the initial public offering of PSAC, and subsequently sold), 111,131 warrants originally issued in a private placement in connection with the initial public offering of PSAC, 29,454,593 warrants issued in a private placement on August 5, 2021 to Ares Capital Corporation and affiliated entities pursuant to a note purchase agreement with Legacy FF and 73,290,750 warrants issued pursuant to the SPA.
The beneficial ownership percentages set forth in the table below are based on 756,803,917 shares of Common Stock issued and outstanding as of February 27, 2023 (including for this purpose, 64,000,588 shares of Class A Common Stock issuable upon conversion of 64,000,588 shares of Class B Common Stock held by FF Top, all as issued and outstanding shares as of February 27, 2023) and do not take into account the issuance of any shares of Class A Common Stock upon the exercise of warrants to purchase up to 126,397,462 shares of Class A Common Stock that remain outstanding, the exercise of any of the 34,637,120 outstanding options and vesting of 19,667,004 unvested RSUs (both as of February 27, 2023) or the conversion of any of the outstanding convertible notes. In computing the number of shares of Common Stock beneficially owned by a person, we deemed to be outstanding all shares of Common Stock subject to warrants and stock options held by the person that are currently exercisable or may be exercised within 60 days of February 27, 2023. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock. Unless otherwise indicated, the business address of each person listed in the table below is c/o Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248.
Title of Class	Name and Address of Beneficial Owner+	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
	Five Percent Holders:
Class A Common Stock	FF Top Holding LLC(1)	116,586,162	15.4%
Class A Common Stock	Season Smart Limited(2)	66,494,117	8.8%
Class A Common Stock	Senyun International Ltd.(3)	47,785,564	6.3%
	Director Nominees and Executive Officers
Class A Common Stock	Matthias Aydt(4)	485,438	*
Class A Common Stock	Dr. Carsten Breitfeld(5)**	952,570	*
Class A Common Stock	Chad Chen***	—	—%
Class A Common Stock	Xuefeng Chen(6)**	338,533	*
Class A Common Stock	Yun Han(7)****	691,084	*
Class A Common Stock	Li Han***	—	—%
Class A Common Stock	Adam (Xin) He*****	—	—%
Class A Common Stock	Yueting Jia(8)******	1,004,734	*
Class A Common Stock	Chui Tin Mok(9)***	999,009	*
Class A Common Stock	Hong Rao(10)	516,189	*
Class A Common Stock	Jie Sheng***	—	—%
Class A Common Stock	Ke Sun***	—	—%

Title of Class	Name and Address of Beneficial Owner+	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
	All executive officers and directors as a group (12 individuals)	4,987,557	*
*	Less than 1%
**
Mr. Xuefeng Chen was appointed Global CEO effective as of November 27, 2022 and was appointed as a director of the Board on December 27, 2022. On November 26, 2022, the Board removed Dr. Breitfeld as Global CEO and, on December 26, 2022, Dr. Breitfeld tendered his resignation as a director of the Board, effective immediately.

***
Mr. Chad Chen was appointed as a director of the Board as of October 27, 2022. Mr. Jie Sheng was appointed as a director of the Board on December 18, 2022. Ms. Ke Sun was appointed as a director of the Board on December 27, 2022. Mr. Chui Tin Mok was appointed as a director of the Board on January 25, 2023. Ms. Li Han was appointed as a director of the Board on March 13, 2023.

****	Ms. Yun Han was appointed as Chief Accounting Officer and Interim Chief Financial Officer of the Company on October 22, 2022, effective as of October 25, 2022.
*****	Mr. Adam (Xin) He has been appointed Interim Chairman of the Board, effective as of October 3, 2022.
******
On February 26, 2023, Mr. Yueting Jia was determined to be an “officer” of the Company within the meaning of Section 16 of the Exchange Act and an “executive officer” under Rule 3b-7 under the Exchange Act.

(1)
Based on a Schedule 13D/A filed by FF Top, Pacific Technology Holding LLC (“Pacific Technology”) and FF Global, each a Delaware limited liability company (collectively, the “Reporting Persons”) on January 26, 2023. Includes (i) 51,404,885 shares of Class A Common Stock held by certain other stockholders of the Company over which the Reporting Persons exercise voting control pursuant to voting agreements, (ii) 1,180,689 shares of Class A Common Stock held directly by Pacific Technology and (iii) 64,000,588 shares of Class B Common Stock held directly by FF Top. Shares of Class B Common Stock are convertible into Class A Common Stock at any time. Assumes the conversion of the Class B Common Stock referred to above into shares of Class A Common Stock. Pacific Technology is the managing member of FF Top, and FF Global is the managing member of Pacific Technology. FF Global is governed by its board of managers (the “FF Global Board of Managers”) consisting of five managers – Mr. Yueting Jia, Mr. Jerry Wang, Mr. Chui Tin Mok, Mr. Prashant Gulati and Ms. Chaoying Deng. A majority of the managers present at a meeting of the FF Global Board of Managers where there is a quorum is required to approve certain material actions of FF Global, including actions relating to the voting and disposition of shares of Common Stock by FF Top.

(2)
Based on a Schedule 13D/A filed by Season Smart on September 27, 2022. Season Smart is an indirect subsidiary of China Evergrande Group, a Cayman company. China Evergrande Group holds its interest in Season Smart through a chain of entities, and China Evergrande Group’s direct and indirect subsidiaries through which it holds interest in Season Smart are New Garland Limited (a British Virgin Islands company) Global Development Limited (a Cayman company), Acelin Global Limited (a British Virgin Islands company), Evergrande Health Industry Holdings Limited (a British Virgin Islands company) and China Evergrande New Energy Vehicle Group Limited (a Hong Kong company) (collectively, the “Evergrande Entities”). Each Evergrande Entity, by reason of its ownership of the voting securities of the subsidiary below it in the ownership structure, has the right to elect or appoint a majority of the members of the governing body of that subsidiary and, therefore, to direct the management and policies of that subsidiary. Mr. Hui Ka Yan is a controlling shareholder of China Evergrande Group, through his wholly-owned subsidiary, Xin (BVI) Limited (a British Virgin Islands company). Mr. Hui Ka Yan, by reason of his ownership of the voting securities of Xin (BVI) Limited, has the right to elect or appoint the members of the governing body of China Evergrande Group. As a result, each Evergrande Entity, Mr. Hui Ka Yan and Xin (BVI) Limited may be deemed to be the beneficial owner of the shares held of record by Season Smart.

(3)
Based on a Schedule 13G/A filed by Senyun on February 14, 2023. Bo Zhang is the sole director of Senyun and may be deemed to beneficially own the securities held by Senyun. Mr. Zhang disclaims any beneficial ownership of the reported securities other than to the extent of his pecuniary interest therein. The address of Senyun is Flat/Rm 1121 11/F, Ocean Centre Harbour City, 5 Canton Road, Hong Kong.

(4)
Includes options to acquire 385,513 shares of Class A Common Stock that have vested or will vest within 60 days of February 27, 2023. To the Company’s knowledge, Mr. Aydt has not sold any shares since FF became a public company.

(5)
Includes options to acquire 528,119 shares of Class A Common Stock that have vested or will vest within 60 days of February 27, 2023. On November 26, 2022, the Board removed Dr. Breitfeld as Global CEO and, on December 26, 2022, Dr. Breitfeld tendered his resignation from the Board.

(6)
Includes options to acquire 338,533 shares of Class A Common Stock that have vested or will vest within 60 days of February 27, 2023. To the Company’s knowledge, Mr. Xuefeng Chen has not sold any shares since FF became a public company.

(7)
Includes RSUs having a grant date fair value of $200,000, which have fully vested within 30 days of the effective date of Ms. Yun Han’s appointment as Interim Chief Financial Officer. To the Company’s knowledge, Ms. Yun Han has not sold any shares since FF became a public company.

(8)
Includes options to acquire 565,211 shares of Class A Common Stock that have vested or will vest within 60 days of February 27, 2023. To the Company’s knowledge, Mr. Jia has not sold any shares since FF became a public company.

(9)
Includes options to acquire 775,840 shares of Class A Common Stock that have vested or will vest within 60 days of February 27, 2023. To the Company’s knowledge, Mr. Mok has not sold any shares since FF became a public company.

(10)
Includes options to acquire 259,801 shares of Class A Common Stock that have vested or will vest within 60 days of February 27, 2023. To the Company’s knowledge, Mr. Rao has not sold any shares since FF became a public company.

DELINQUENT SECTION 16(A) REPORTS
Under Section 16 of the Exchange Act, FF’s directors, executive officers and any persons holding more than 10% of FF’s common stock are required to report initial ownership of FF common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and FF is required to disclose in this Proxy Statement any failure to file required ownership reports by these dates. Based solely upon a review of forms filed with the SEC and the written representations of such persons, FF is aware of no late Section 16(a) filings except as follows: (i) for Carsten Breitfeld, a late Form 4 filing related to a grant of restricted stock upon the closing of the Business Combination; (ii) for Chui Tin Mok, a late Form 4 filing related to a grant of restricted stock upon the closing of the Business Combination; (iii) for Hong Rao, a late Form 4 filing related to a grant of restricted stock upon the closing of the Business Combination; (iv) for Robert A. Kruse, Jr., a late Form 4 filing related to a grant of restricted stock upon the closing of the Business Combination; (v) for Yueting Jia, a late Form 4 filing related to a grant of restricted stock upon the closing of the Business Combination; (vi) for Matthias Aydt, a late Form 4 filing related to a grant of restricted stock upon the closing of the Business Combination; (vii) for Walter McBride, a late Form 3 filing upon his appointment as Chief Financial Officer; (viii) for Becky Roof (who resigned from her position as Chief Financial Officer effective October 12, 2022), a late Form 3 filing upon her appointment as Interim Chief Financial Officer; (ix) for Hong Rao, a late Form 4 filing related to a grant of restricted stock unit for a temporary salary reduction program; (x) for Chui Tin Mok, a late Form 4 filing related to a grant of restricted stock unit for a temporary salary reduction program; (xi) for Lee Liu, a late Form 4 filing related to a grant of restricted stock unit for his director services; (xii) for Robert A. Kruse, Jr., a late Form 4 filing related to a grant of stock option related to contributions on the closing of the Business Combination, (xiii) for Xin He, a late Form 3 filing upon his appointment as a director; (xiv) for Yun Han, a late Form 3 filing upon her appointment as Interim Chief Financial Officer and Chief Accounting Officer; (xv) for Yun Han, a late Form 4 filing related to a grant of restricted stock unit upon her joining the Company; (xvi) for Yun Han, a late Form 4 filing related to a grant of restricted stock unit for a temporary salary reduction program; (xvii) Edwin Goh, a late Form 4 filing related to a grant of restricted stock unit for his director services; (xviii) Xuefeng Chen, a late Form 4 filing related to a grant of stock option related to his employment as the Chief Global Executive Officer; (xix) for Chad Chen, a late Form 3 filing upon his appointment as director; (xx) for Matthias Aydt, a late Form 4 filing related to a grant of stock option related to contributions on the closing of the Business Combination; (xxi) for Matthias Aydt, a late Form 4 filing related to a grant of restricted stock unit for a temporary salary reduction program; and (xxii) for Carsten Breitfeld, a late Form 4 filing related to a grant of stock option related to contributions on the closing of the Business Combination.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
We provide below biographical information for each of FF’s executive officers, other than Mr. Xuefeng Chen and Mr. Chui Tin Mok, whose biographical information is presented above under “Director Nominees.”
Mr. Yueting Jia, 49, is the Founder of FF and has served as FF’s Chief Product and User Ecosystem Officer since September 2019. On February 26, 2023, in conjunction with changes to his responsibilities within the Company after an assessment by the Board of the Company’s management structure, Mr. Yueting Jia was determined to be an “officer” of the Company within the meaning of Section 16 of the Exchange Act, and an “executive officer” of the Company under Rule 3b-7 under the Exchange Act. In 2003, YT Jia founded Xbell Union Communication Technology (Beijing) Co., a Singapore publicly-listed company that developed and launched China’s first mobile video streaming software system. In 2004, YT Jia founded LeTV, a video streaming website. In 2011, YT Jia founded Le Holdings Co. Ltd (“LeEco”), which is an internet ecosystem technology company with business segments including smart phones, smart TV, smart cars, internet sports, video content, internet finance and cloud computing. In 2014, YT Jia founded FF and was its Chief Executive Officer until September 2019. YT Jia defined and led the team in creating the FF 91. As Chief Product and User Ecosystem Officer, YT Jia oversees activities in product innovation, strategy and definition; internet, AI and autonomous driving; user experience, user acquisition and user operation and will report directly to the FF board of directors. YT Jia completed master’s degree courses in enterprise management from Shan Xi University and attended the China CEO Program jointly offered by Cheung Kong Graduate School of Business, Columbia Business School, IMD and London Business School.
Ms. Yun Han, 49, has served as FF’s Chief Accounting Officer and Interim Chief Financial Officer since October 2022. Ms. Yun Han was previously the Senior Vice President and Chief Accounting Officer of Romeo Power, Inc. (NYSE: RMO), a company that designs, engineers, and manufactures lithium-ion cylindrical battery packs for electric vehicles and energy storage solutions from July 2021 to October 2022. Prior to that, Ms. Yun Han served as Vice President and Corporate Controller of ImmunityBio, Inc. (Nasdaq: IBRX), a clinical-stage biotechnology company, from 2019 to 2021, where she oversaw SEC financial reporting and full cycle operational and general ledger accounting. Before joining ImmunityBio, Inc., Ms. Yun Han owned her own accounting practice, Han Accountancy, A Professional Corp. Significant projects during Ms. Yun Han’s 2017 to 2019 leadership of Han Accountancy included serving as IPO Consultant of Parsons Corporation, as Chief Financial Officer of USA-United Education Services, and as Lead of Financial Reporting of Palisades Investment, LLC. Ms. Yun Han started her career at PricewaterhouseCoopers LLP (“PwC”), where she served various audit clients and worked as a technical accounting consultant at the PwC National Office from 2004 to 2017, concluding her time at PwC as a senior manager. Ms. Yun Han earned a B.A. in Accounting from the University of Southern California’s Leventhal School of Accounting and is a Certified Public Accountant.
Mr. Matthias Aydt, 65, has served as FF’s Senior Vice President of Business Development and Product Definition since November 2019, overseeing business development of FF’s business to business sales, technology licensing and strategic cooperation as well as leading its product strategy for future products, and has served as a member the Board since July 2021. Mr. Aydt has been placed on probation as an executive officer for a six-month period effective April 12, 2022. Mr. Aydt has served in various leadership roles at FF, including Senior Vice President of Product Execution, Vice President of Vehicle Engineering and Vehicle Chief Engineer and Head of Hardware Architecture. Mr. Aydt has extensive experience in the automotive industry. Prior to joining FF in July 2016, Mr. Aydt served as the Vice President of Vehicle Engineering of Qoros Auto from January 2015 to May 2016, held various positions at Magna Steyr from 2006 to 2014, including Branch Manager and Head of Project Management at Magna Steyr China. Mr. Aydt received his Bachelor of Science degree from Fachhochschule Ulm - Hochschule für Technik.
Mr. Hong Rao, 51, has served as FF’s Vice President of I.A.I. (Internet, Autonomous Driving, Intelligence) since April 2015, overseeing technology innovation, product and technology roadmap, system architecture, software and AI, among others. Prior to joining FF, Mr. Rao served as Co-Founder and Chief Technology Officer at Borqs Technologies from October 2007 to March 2015 and held several engineering leadership positions at Motorola from 2003 to 2007. Mr. Rao received his Master of Business Administration degree from Arizona State University, his Master of Science degree in Electrical Engineering from Beijing Institute of Technology, and his Bachelor of Science degree in Electrical Engineering from Shanghai University of Science & Technology.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF MAZARS US LLP AS FF’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of FF’s independent registered public accounting firm (the “independent auditors”). The Audit Committee has appointed Mazars to serve as our independent auditors with respect to our operations for the year ending December 31, 2023, subject to ratification by stockholders. Stockholder ratification of such selection is not required by our Bylaws or any other applicable legal requirement. However, our Board is submitting the selection of Mazars to our stockholders for ratification as a matter of good corporate governance.
In taking this action, the Audit Committee considered carefully Mazars’s independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. The Audit Committee is responsible for the determination of the fees associated with the retention of Mazars. The Audit Committee will annually evaluate the performance of Mazars, including the senior audit engagement team, and will determine whether to reengage the independent auditors.
The Audit Committee and the Board believe that the engagement of Mazars as our independent auditors is in the best interests of FF and our stockholders. Because the members of the Audit Committee value stockholders’ views on our independent auditors, even though ratification is not legally required, there will be presented at the Annual Meeting a proposal for the ratification of the appointment of Mazars. If the appointment of Mazars is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.
Representatives of Mazars will be present during the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from stockholders.
Change in Independent Registered Public Accounting Firm
On August 23, 2022, PricewaterhouseCoopers LLP (“PwC”) notified FF that it will not stand for re-election as FF’s independent registered public accounting firm for the year ending December 31, 2022 and, effective immediately, is no longer FF’s independent registered public accounting firm.
The audit report of PwC on FF’s financial statements for the fiscal years ended December 31, 2021 and 2020 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that PwC’s report on FF’s financial statements for the fiscal years ended December 31, 2021 and 2020 contained an explanatory paragraph relating to substantial doubt about the ability of FF to continue as a going concern, as described in Note 2 to the financial statements.
During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through August 23, 2022, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between FF and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with PwC’s report on FF’s financial statements; and (ii) no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except for the following material weaknesses previously reported in FF’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q for the period ended March 31, 2022, and Quarterly Report on Form 10-Q for the period ended June 30, 2022:
•
FF did not design and maintain an effective control environment commensurate with its financial reporting requirements. Specifically, FF lacked a sufficient number of professionals with an appropriate level of accounting knowledge, training, and experience to appropriately analyze, record, and disclose accounting matters timely and accurately. Additionally, FF’s management did not establish formal reporting lines in pursuit of its objectives. Further, the lack of a sufficient number of professionals resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of its financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in its finance and accounting functions;

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FF did not design and maintain effective controls in response to the risks of material misstatement. Specifically, changes to existing controls or the implementation of new controls were not sufficient to respond to changes to the risks of material misstatement to financial reporting due to growth in the business;

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FF did not design and maintain effective controls for communicating and sharing information between the legal, capital markets, and accounting and finance departments. Specifically, FF’s accounting and finance departments were not consistently provided the complete and adequate support, documentation, and information including the nature of relationships with certain counterparties to record transactions within the financial statements timely, completely, and accurately;

•
FF did not design and maintain effective controls to address the identification of and accounting for certain non-routine, unusual or complex transactions, including the proper application of U.S. GAAP to such transactions. Specifically, FF did not design and maintain controls to timely identify and account for embedded derivatives related to convertible notes, impute interest on related party notes payable with interest rates below market rates, account for failed sale leaseback transactions, and account for warrant instruments;

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FF did not design and maintain formal accounting policies, procedures, and controls to achieve complete, accurate, and timely financial accounting, reporting, and disclosures, including controls over the period-end financial reporting process addressing areas including financial statement and footnote presentation and disclosures, account reconciliations and journal entries, including segregation of duties, assessing the reliability of reports and spreadsheets used in controls, and the timely identification and accounting for cut-off of expenditures;

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FF did not design and maintain effective controls over information technology (“IT”) general controls for information systems that are relevant to the preparation of its financial statements, specifically, with respect to: (i) program change management controls to ensure that IT program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized, and implemented appropriately; (ii) user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel; and (iii) computer operations controls to ensure that critical batch jobs are monitored and data backups are authorized and monitored. These IT deficiencies did not result in a material misstatement to the consolidated financial statements, however, the deficiencies, when aggregated, could result in material misstatements potentially impacting all financial statement accounts and disclosures;

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FF did not maintain an effective control environment or demonstrate a commitment to maintain integrity and ethical values. Specifically, certain members of senior management failed to reinforce the need for an attitude of compliance and internal control awareness with certain of FF’s governance, accounting and finance policies and procedures. This resulted in the inaccurate and incomplete disclosures of certain relationships, arrangements, and transactions; and

•	FF did not design and maintain effective controls related to the identification and disclosure of certain arrangements and transactions with related parties.
Effective as of October 28, 2022, Mazars USA LLP was appointed as the Company’s independent registered public accounting firm as of and for the year ending December 31, 2022.
Principal Accounting Fees and Services
PwC served as the independent registered public accounting firm of Legacy FF prior to the Business Combination and as the independent registered public accounting firm of the Company for the year ended December 31, 2021 and until August 23, 2022. Mazars served as the independent registered public accounting firm of the Company for the year ended December 31, 2022. The following is a summary of fees paid or to be paid to PwC and Mazars for services rendered for the years ended December 31, 2022 and 2021.
Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by PwC and Mazars in connection with regulatory filings. The aggregate fees billed by PwC for professional services rendered for the audit of FF’s annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods, services provided in connection with the Business Combination and Form S-4, services provided in connection with registration statements, and other required filings with the SEC for the year ended December 31, 2021 totaled $5,303 thousand and for the year ended December 31, 2022 totaled $1,572 thousand. The above amounts include interim procedures and audit fees, as well as attendance at Audit Committee meetings. The aggregate fees billed by

Mazars for professional services rendered for the audit of FF’s annual financial statements, review of the financial information included in our Form 10-Q for the quarter ended September 30, 2022, and services provided in connection with registration statements, and other required filings with the SEC for the year ended December 31, 2022 totaled $557 thousand.
Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. PwC and Mazars did not provide services and we did not incur fees for consultations concerning financial accounting and reporting standards for the years ended December 31, 2022 and 2021.
Tax Fees. Fees for tax planning and advice provided by PwC for the year ended December 31, 2021 totaled $440 thousand and for the year ended December 31, 2022 totaled $0. Mazars did not provide services and we did not incur fees for tax planning and advice for the year ended December 31, 2022.
All Other Fees. License fees for accounting research software provided by PwC for the year ended December 31, 2021 totaled $6 thousand and for the year ended December 31, 2022 totaled $0. No other fees were paid to Mazars for the year ended December 31, 2022.
Pre-Approval Policy
The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditor. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements on a categorical basis pursuant to the Audit Committee’s pre-approval policy.
The Audit Committee approved all services provided by PwC during the years ended December 31, 2021 and December 31, 2022 and all services provided by Mazars during the year ended December 31, 2022. The Audit Committee has considered the nature and amount of the fees billed by PwC and Mazars and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining PwC’s and Mazars’ independence.
The Board and the Audit Committee unanimously recommend that stockholders vote “FOR” ratification of the appointment of Mazars as FF’s independent registered public accounting firm for the year ending December 31, 2023.

AUDIT COMMITTEE REPORT
The Audit Committee consists of three members, each of whom has been determined by the Board to be “financially literate,” as contemplated by Nasdaq rules. The Board has determined that Adam (Xin) He qualifies as an “audit committee financial expert” as that term is defined under 407(d) of Regulation S-K. Each member of the Audit Committee is “independent,” within the meaning of such term under the independence requirements for audit committee membership of the Nasdaq rules, Rule 10A-3 under the Exchange Act and the SEC’s rules and regulations.
The Audit Committee operates under a written charter approved by the Board, a copy of which is available on the Company’s website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial statements and effectiveness of internal controls over financial reporting and the performance, qualification and independence of the Company’s independent registered public accounting firm.
FF’s management prepares the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting. The Audit Committee, on behalf of the Board, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company’s management, its auditors and other advisors.
The Audit Committee has reviewed and discussed FF’s December 31, 2022 audited consolidated financial statements and effectiveness of internal controls over financial reporting with management and with its independent registered public accounting firm for the year ended December 31, 2022, which was Mazars.
The Audit Committee has also received from, and discussed with, its independent registered public accounting firm the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), the SEC and the Audit Committee’s charter.
The Audit Committee has received from its independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors
Adam (Xin) He (Chair)
Chad Chen
Jie Sheng

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for certain of FF’s executive officers and directors. As an “emerging growth company” as defined in the JOBS Act, FF is not required to include a Compensation Discussion and Analysis section and has elected to apply the scaled back disclosure requirements applicable to emerging growth companies, which require compensation disclosure for all individuals who served as FF’s principal executive officer during 2022, its two most highly compensated executive officers other than the principal executive officer whose total compensation for 2022 exceeded $100,000 and who were serving as executive officers as of December 31, 2022 and two additional individuals for whom disclosure would have been provided but for the fact that such individual was not serving as an executive officer at the end of 2022. We refer to these individuals as “named executive officers.” For 2022, FF’s named executive officers and the positions each held as of December 31, 2022 were:
•	Mr. Xuefeng (XF) Chen, Global Chief Executive Officer(1)
•	Mr. Chui Tin Mok, Global Executive Vice President and Global Head of User Ecosystem
•	Ms. Yun Han, Chief Accounting Officer and Interim Chief Financial Officer
•	Dr. Carsten Breitfeld, Former Global Chief Executive Officer(2)
•	Ms. Sue Swenson, Former Executive Chairperson(3)
•	Ms. Becky Roof, Former Interim Chief Financial Officer(4)
(1)	Mr. Xuefeng Chen was appointed Global Chief Executive Officer of FF, effective November 27, 2022.
(2)	Dr. Breitfeld ceased to serve as the Global Chief Executive Officer of FF, effective November 26, 2022, and his employment with FF terminated, effective December 26, 2022.
(3)	Ms. Swenson resigned as Executive Chairperson and as a member of the Board, effective October 3, 2022.
(4)	Ms. Roof resigned as Interim Chief Financial Officer, effective October 12, 2022.
We expect that FF’s executive compensation program will continue to evolve to reflect FF’s status as a newly publicly-traded company, while still supporting FF’s overall business and compensation objectives of attracting, motivating and retaining individuals who contribute to the long-term success of FF. The Compensation Committee of the Board is responsible for administering FF’s executive compensation program and, at the direction of the Compensation Committee, FF has retained Mercer (US) Inc. (“Mercer”), an independent executive compensation consultant, to help advise on FF’s executive compensation program.
Global CEO Transition and Related Compensation
On November 26, 2022, the Board removed Dr. Breitfeld as Global CEO and appointed Mr. Xuefeng Chen to the position, effective as of November 27, 2022 (the “Global CEO Effective Date”). In connection with his appointment as Global CEO, FF and FF U.S., entered into an employment agreement with Mr. Xuefeng Chen, dated as of November 27, 2022, setting forth the terms of his employment and compensation. Pursuant to such employment agreement, Mr. Xuefeng Chen will be entitled to a base salary of $900,000 and eligible for an annual performance-based bonus of up to $600,000 under the FF’s bonus plan beginning in 2023. Mr. Xuefeng Chen also received a cash signing and retention bonus of $500,000, subject to repayment (i) in full within 15 business days of termination of Mr. Xuefeng Chen for “Cause” (as defined in the employment agreement), or (ii) on a pro-rated basis, within 15 days, if Mr. Xuefeng Chen either resigns or is terminated without Cause within 36 months of the Global CEO Effective Date. In addition, Mr. Xuefeng Chen will be eligible to participate in FF’s 2021 Stock Incentive Plan (the “2021 Plan”). Subject to approval by the Board and the terms of the 2021 Plan, Mr. Xuefeng Chen has received or will receive (i) $250,000 in grant date fair value of restricted stock units (“RSUs”), (ii) as of the first anniversary of the Global CEO Effective Date, $300,000 in grant date fair value of RSUs, (iii) as of the second anniversary of the Global CEO Effective Date, $400,000 in grant date fair value of RSUs, (iv) as of the third anniversary of the Global CEO Effective Date, $450,000 in grant date fair value of RSUs, and (v) as of the fourth anniversary of the Global CEO Effective Date, $600,000 in grant date fair value of RSUs. Each RSU grant will vest in equal 25% increments on each of the first four anniversaries of the applicable grant date, provided Mr. Xuefeng Chen remains employed with the Company on each such vesting date.

Subject to approval by the Board and the terms of the 2021 Plan, Mr. Xuefeng Chen will be eligible to receive an additional number of performance-based restricted stock units (“PSUs”) having a target grant date fair value equal to $2,000,000 if FF reaches certain milestones and/or performance goals on certain dates, as specified by the Board (each a “Milestone”), and will be granted as follows: (i) $250,000 in value after FF achieves the first Milestone; (ii) $300,000 in value after FF achieves the second Milestone; (iii) $400,000 in value after FF achieves the third Milestone; (iv) $450,000 in value after FF achieves the fourth Milestone; and (v) $600,000 in value after FF achieves the fifth Milestone. Should FF reach any such Milestone, the PSUs associated with such Milestone will be issued on the date(s) such Milestone is reached and will vest in equal one-third increments on each of the first three annual Milestone anniversary dates following the applicable grant date, provided Mr. Xuefeng Chen remains employed with FF on each such vesting date. On February 3, 2023, the Board granted Mr. Xuefeng Chen an additional $650,000 of PSUs, which vest in equal one-fourth increments on each of the first four annual Milestone anniversary dates.
Pursuant to Mr. Xuefeng Chen’s employment agreement, Mr. Xuefeng Chen will receive an option to purchase 2,000,000 shares of the Class A Common Stock on or following the Global CEO Effective Date, of which 50% will vest in equal 25% increments on each of the first four anniversaries of the Global CEO Effective Date, and the other 50% will commence vesting on the fourth anniversary of the Global CEO Effective Date and will vest in equal 25% increments on each of the next four anniversaries of the Global CEO Effective Date following such date, in each case, subject to Mr. Xuefeng Chen’s continued employment on each such vesting date. Mr. Xuefeng Chen will also receive a performance-based option to purchase 2,000,000 shares of Class A Common Stock, which will not start to vest until the Company reaches certain milestones on certain dates, as specified by the Board (each, an “Option Milestone,” and such grant, the “Milestone-Based Grant”). The portion of the Milestone-Based Grant subject to each Option Milestone will commence vesting on the date such Option Milestone is achieved and will vest in equal 25% increments on each of the subsequent four anniversaries of such date.
In connection with Dr. Breitfeld’s departure, the Company and Dr. Breitfeld entered into a separation agreement (the “Breitfeld Separation Agreement”), pursuant to which, in exchange for Dr. Breitfeld’s execution and non-revocation of the Breitfeld Separation Agreement, and his continued compliance with the ongoing obligations set forth in his employment agreement and his At-Will Employment Confidential Information Invention Assignment Arbitration Agreement, Dr. Breitfeld is entitled to (i) a lump sum payment equal to the base salary he would have received had he remained employed through March 3, 2023, the end of the term of his employment agreement; (ii) monthly payments equal to the monthly employer contribution, less applicable withholdings, that the Company would have made to provide health insurance to Dr. Breitfeld through March 31, 2023 had Dr. Breitfeld remained employed by the Company through such date; and (iii) an extension of the post-termination exercise period applicable to Dr. Breitfeld’s vested stock option awards until March 26, 2023 (i.e., the 90th day following Dr. Breitfeld’s termination date).
Appointment of Yun Han
In connection with Ms. Yun Han’s appointment as Chief Accounting Officer and Interim Chief Financial Officer in October 2022, the Company entered into an offer letter with Ms. Yun Han (the “Han Offer Letter”), pursuant to which Ms. Yun Han will receive an annual base salary of $400,000 and a one-time signing and retention bonus consisting of $200,000 in cash (the “Cash Signing and Retention Bonus”) and RSUs having a grant date fair value of $200,000, which fully vested 30 days after Ms. Yun Han’s onboarding at the Company (the “Equity Signing and Retention Bonus” and together with the Cash Signing and Retention Bonus, the “Signing and Retention Bonus”). If Ms. Yun Han’s employment terminates within 24 months of her start date, she must repay a pro-rata portion of the Signing and Retention Bonus (or the entire Signing and Retention Bonus in the case of a termination of her employment for Cause (as defined in the Han Offer Letter).
Ms. Yun Han will also be eligible to receive a discretionary annual performance bonus of up to $240,000. Subject to approval by the Board and the terms of the 2021 Plan, Ms. Yun Han has received or will receive (i) as of her start date with the Company, $300,000 in grant date fair value of RSUs, (ii) as of her first annual work anniversary with the Company, $400,000 in grant date fair value of RSUs, (iii) as of her second annual work anniversary with the Company, $550,000 in grant date fair value of RSUs, and (iv) as of her third annual work anniversary with the Company, $750,000 in grant date fair value of RSUs. Each RSU grant will vest in equal 25% increments on each of the first four anniversaries of the applicable grant date, provided Ms. Yun Han remains employed with the Company on each such vesting date.
Subject to approval by the Board and the terms of the 2021 Plan, Ms. Yun Han will be eligible to receive an additional number of PSUs having a target value equal to $2,000,000 if the Company and Ms. Yun Han reach certain milestones and/or performance goals on certain dates as specified by the Board. The first tranche of such PSUs were granted to Ms. Yun Han as of her start date and have a grant date fair value of $300,000 and will vest on the first three anniversaries of the start of production of the Company’s FF 91 model.
Executive Chairperson Compensation
On January 31, 2022, the Board appointed Ms. Swenson to serve as Executive Chairperson. While serving as Executive Chairperson, Ms. Swenson was entitled to receive a monthly base salary of $75,000, which amount was reduced from $100,000 effective May 1, 2022 upon Ms. Swenson’s voluntary waiver of 25% of her monthly base salary in connection with certain cost reduction measures taken by FF. In connection with her appointment as Executive Chairperson, Ms. Swenson was also awarded stock options for a number of shares equal to $3,000,000 divided by the January 31, 2022 closing stock price, (i) 50% of which was scheduled to vest and become exercisable on January 31, 2023, subject to (x) Ms. Swenson having served not less than 90 days as Executive Chairperson and (y) Ms. Swenson having served on the Board through January 31, 2023, and (ii) 50% of which was scheduled to vest and become exercisable based on the achievement of certain stock price-based performance thresholds. Pursuant to the Heads of Agreement, Ms. Swenson was expected to step down from such role concurrent with the funding of the initial $10.0 million tranche of SPA Notes to Senyun, which occurred on October 27, 2022. On October 3, 2022, Ms. Swenson tendered her resignation from her role as both Executive Chairperson and member of the Board effective immediately.
Appointment of Becky Roof
In connection with Ms. Roof’s appointment as Interim Chief Financial Officer in March 2022, the Company entered into an Agreement for the Provision of Interim Management Services with AP Services, LLC (“APS”), a subsidiary of AlixPartners, LLP, which provided that Ms. Roof would serve as the Company’s Interim Chief Financial Officer at a rate of approximately $50,000 per week. Ms. Roof resigned as Interim Chief Financial Officer effective October 12, 2022.
2022 Compensation of Named Executive Officers
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, FF seeks to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. Please see the “Salary” column in the “Summary Compensation Table — Fiscal 2022” for the base salary amounts received by each named executive officer in 2022. Following the completion of the previously disclosed investigation by the special committee of independent directors in January 2022, the Board approved a 25% reduction in the annual base salary for Dr. Breitfeld. As described above, Ms. Swenson’s base salary was reduced from $100,000 per month to $75,000 per month effective May 1, 2022 upon Ms. Swenson’s voluntary waiver of 25% of her monthly base salary in connection with certain cost reduction measures taken by FF. In October 2022, the Board approved an additional temporary 25% reduction in the annual base salaries of each of FF’s employees, including each of the then-serving named executive officers, in exchange for RSUs having a grant date fair value equal to the amount of reduction in the employee’s salary, which RSUs vested on December 31, 2022, subject to their continued employment through such date. Mr. Mok was granted RSUs with respect to 64,103 shares under this program. Due to his separation, Dr. Breitfeld did not vest in any RSUs under this program. In addition, FF employees, including each of the then-serving named executive officers, could receive RSUs having a grant date fair value equal to 150% and 200% of the amount of foregone salary if they agreed to salary reductions of 50% and 60% (if there is a reduction to two times the minimum wage and at least 60% reduction from the previous salary), respectively. Ms. Yun Han agreed to a reduction of her salary to two times the minimum wage and was accordingly granted RSUs under this program with respect to 346,256 shares.
Bonuses
Pursuant to the terms of his offer letter, Mr. Mok was also eligible for a discretionary target bonus for 2022 in the amount of $300,000. Based on a review of the Company’s performance in 2022, the Compensation Committee of the Board determined not to award a discretionary bonus to Mr. Mok for 2022.

Equity Awards
To further focus FF’s executive officers on FF’s long-term performance, FF has granted equity compensation in the form of stock options and RSUs.
In late 2022, the Company granted Dr. Breitfeld and Mr. Mok stock options to purchase 706,514 shares and 2,044 shares, respectively, 50% of which fully vested on the grant date and, with respect to Mr. Mok, 50% of which will vest in four equal annual installments on each of the first four anniversaries of the start of production of the Company’s FF 91 model. The exercise price for these options was set at $0.8925 per share, which was above the $0.325 stock price on the date of grant. Dr. Breitfeld forfeited the unvested portions of these options in connection with his termination in December 2022.
Please see the “Summary Compensation Table — Fiscal 2022” and the “Outstanding Equity Awards at 2022 Fiscal Year-End” tables for further information regarding the equity grants received by the named executive officers during 2022.

Summary Compensation Table — Fiscal 2022
The following table sets forth certain information concerning compensation paid to the named executive officers for the fiscal year ended December 31, 2022 and, to the extent required by the SEC executive compensation disclosure rules, 2021:
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non- Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Xuefeng Chen(5) Global Chief Executive Officer	2022	487,500	500,000	—	—	—	—	987,500

Chui Tin Mok Global Executive Vice President and Global Head of User Ecosystem	2022	500,000	—	—	967	—	—	500,967
	2021	450,000	469,917	214,773	—	—	—	1,134,690

Yun Han(5) Chief Accounting Officer and Interim Chief Financial Officer	2022	73,976	200,000	856,533	—	—	—	1,130,509

Dr. Carsten Breitfeld Former Global Chief Executive Officer	2022	1,645,401	—	—	334,082	—	384,705	2,364,188
	2021	1,908,333	1,998,354	673,125	2,213,144	—	413,357	7,206,313

Sue Swenson(5) Former Executive Chairperson	2022	773,147	—	—	1,958,341	—	—	2,731,488

Becky Roof Former Interim Chief Financial Officer	2022	—	—	—	—	—	1,550,000	1,550,000

(1)
The annualized base salaries for the then-serving named executive officers at the beginning of fiscal 2022 were as follows: Mr. Mok, $500,000; and Dr. Breitfeld, $2,250,000. Following the completion of the previously disclosed investigation by the special committee of independent directors in January 2022, the Board approved a 25% reduction in the annual base salary for Dr. Breitfeld. The amount reported in this column for Ms. Swenson represents fees paid to her for her service as Executive Chairperson during 2022. Ms. Swenson’s base salary was reduced from $100,000 per month to $75,000 per month effective May 1, 2022 upon Ms. Swenson’s voluntary waiver of 25% of her monthly base salary in connection with certain cost reduction measures taken by FF. In October 2022, Mr. Mok agreed to a temporary salary reduction in exchange for RSUs having a grant date fair value equal to the amount of his salary reduction. In October 2022, Ms. Yun Han agreed to a temporary salary reduction in exchange for RSUs having a grant date fair value equal to 200% of her foregone salary. The amount reported in this column for Mr. Mok includes $20,833, which represents the grant date fair value of such RSUs calculated in accordance with ASC Topic 718. The amount reported in this column for Ms. Yun Han includes $56,000, which represents the portion of her RSU grant with a grant date fair value equal to the amount of her foregone salary, calculated in accordance with ASC Topic 718.

(2)	The amounts reported in this column for Mr. Xuefeng Chen and Ms. Yun Han in 2022 represent cash signing and retention bonuses of $500,000 and $200,000, respectively.
(3)
The amounts reported in these columns reflect the grant date fair value of time-based RSUs, time-based stock option awards and PSU awards, as applicable, granted to the named executive officers during 2022 and are accounted for in accordance with FASB ASC Topic 718. The awards were valued in accordance with FASB ASC Topic 718 and, in the case of Ms. Yun Han’s PSU award and Mr. Mok and Ms. Swenson’s stock option awards, based on the assumed achievement of the performance condition at the time of grant, which was considered the probable achievement level at the time of grant. Because Ms. Yun Han’s PSU award and Mr. Mok’s and Ms. Swenson’s stock option awards each only have one payout level, there is no grant date fair value below or in excess of the amount reflected in the table above for Ms. Yun Han, Mr. Mok or Ms. Swenson that could be calculated and disclosed based on achievement of the underlying performance condition. The amounts reported for Ms. Yun Han include $56,533, representing the excess of the grant date fair value of the RSU awards received by Ms. Yun Han over the amount of salary foregone in exchange for such RSUs. The assumptions used to calculate the grant date fair value of the option awards granted in 2022 are as follows: expected volatility of 40.52%, expected dividend yield of 0%, an assumed risk-free interest rate of 2.73% and expected term of 6.99 years.
(4)
For Dr. Breitfeld, this amount includes (1) $114,673 for 2022, which is the allocated value of the costs incurred by the Company with respect to the corporate housing provided to Dr. Breitfeld, (2) a tax reimbursement for 2022 of $229,345 with respect to the corporate housing benefit, and (3) the value of a rental car provided to Dr. Breitfeld during 2022 in the amount of $40,687. For Ms. Roof, this amount represents consulting fees paid by FF to APS Services, LLC for her services as Interim Chief Financial Officer.

(5)	Mr. Xuefeng Chen, Ms. Yun Han, Ms. Swenson and Ms. Roof were not named executive officers in 2021.
Employment Agreements, Offer Letters and Other Compensatory Agreements
Xuefeng Chen
In connection with his appointment to the position of Global CEO in November 2022, FF and FF U.S. entered into an employment agreement with Mr. Xuefeng Chen, pursuant to which he is entitled to certain payments and benefits as described above.
In the event that Mr. Xuefeng Chen’s employment is terminated without Cause (as defined in the employment agreement) or due to his death or disability, then, subject to his execution and non-revocation of a standard release of claims in favor of the Company and its affiliates, Mr. Xuefeng Chen or his immediate family members (as applicable) will be entitled to a lump sum payment equal to the amount of his then current base salary that would have been paid over the next three months, in the case of a termination due to death or disability, or through the end of the employment term on November 26, 2025, in the case of a termination without Cause.
Chui Tin Mok
Mr. Mok entered into an offer letter with FF U.S., dated October 10, 2018, that provides for his employment as FF’s Global UP2U EVP. The offer letter provides for Mr. Mok to receive an annual base salary of $500,000. The agreement also provides that Mr. Mok will be paid a signing and retention bonus of $1,000,000, which vests over 60 months through October 2023, and that he is entitled to receive a discretionary annual performance bonus (with a target amount of $300,000). Mr. Mok is also entitled to participate in FF U.S.’s health insurance, 401(k) plan, paid time off and paid holidays.
Yun Han
In connection with Ms. Yun Han’s appointment as Chief Accounting Officer and Interim Chief Financial Officer in October 2022, the Company provided Ms. Yun Han with an offer letter, pursuant to which she is entitled to certain payments and benefits as described above.
In the event that Ms. Yun Han’s employment is terminated without Cause or due to her death or disability or if she resigns for good reason, then, subject to her execution and non-revocation of a standard release of claims in favor of the Company and its affiliates, she will be entitled to (i) a lump sum payment equal to twelve months’ base salary, (ii) Ms. Yun Han’s target annual bonus and (iii) the immediate vesting in full of all outstanding equity awards, with any applicable performance metrics to be deemed satisfied at the greater of target performance or actual performance measured on the termination date.
Dr. Carsten Breitfeld
Dr. Breitfeld entered into an employment agreement with Faraday&Future, Inc., a California corporation and a wholly owned subsidiary of FF (“FF U.S.”), dated August 6, 2019, that provided for his employment as FF’s Global Chief Executive Officer. The agreement had an initial term of three years, which was subsequently extended for six months to March 3, 2023, and provided for Dr. Breitfeld to receive an annual base salary of $2,250,000 (which was temporarily reduced to $1,800,000). In connection with the Business Combination, Dr. Breitfeld’s base salary was increased to $2,250,000 and he received a lump sum bonus equal to the amount by which his base salary was reduced from September 2019 to the closing of the Business Combination. The agreement also provided that Dr. Breitfeld was paid a signing and retention bonus of $1,200,000, which vested in three annual installments in August 2020, August 2021 and August 2022, and that he was entitled to receive a discretionary annual performance bonus. The agreement also provided Dr. Breitfeld, in his capacity as a partner in FF Global, an initial option grant to purchase 13 million Class A ordinary shares of Legacy FF (which was granted in April 2020). Dr. Breitfeld was also entitled to participate in all benefit programs provided to employees of FF U.S. generally and to reimbursement for business expenses, paid time off, a car allowance, payment for visa application and legal fees and $5,000 for accounting advisors retained to advise Dr. Breitfeld on the computation of his personal taxes. Dr. Breitfeld was also provided corporate housing by FF U.S. (or a monthly housing allowance not to exceed $8,000). FF U.S. also agreed to reimburse Dr. Breitfeld for monthly contributions to the German Public Retirement Insurance System although no reimbursements were made with respect to 2022. Dr. Breitfeld’s employment agreement was amended in January 2022 to provide that he would report to the Executive Chairperson and that he would receive an annual base salary of $1,687,500.
On November 26, 2022, the Board removed Dr. Breitfeld as Global CEO. In connection with Dr. Breitfeld’s departure, the Company and Dr. Breitfeld entered into a separation agreement, the material terms of which are described above.
Outstanding Equity Awards at 2022 Fiscal Year-End
FF Equity Awards:
The table below sets forth certain information concerning outstanding stock options to purchase Class A Common Stock of FF and RSUs and PSUs that were unvested as of December 31, 2022. As of December 31, 2022, Mr. Xuefeng Chen, Ms. Swenson and Ms. Roof did not hold any outstanding equity awards with respect to FF.
		Option Awards				Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Chui Tin Mok	5/30/2019	575,821	271,979(1)	—	2.55	5/30/2029	—	—	—	—
	7/26/2020	123,315	109,179(2)	—	2.41	7/26/2030	—	—	—	—
	11/23/2022	1,022	—	1,022(3)	0.89	11/23/2032	—	—	—	—

Yun Han	10/25/2022	—	—	—	—	—	517,241(4)	150,000	—	—
	10/25/2022	—	—	—	—	—	—	—	517,241(5)	150,000

Dr. Carsten Breitfeld	4/8/2020	528,119	—	—	2.41	4/8/2030	—	—	—	—
	7/26/2020	35,943	—	—	2.41	7/26/2030	—	—	—	—
	11/23/2022	353,257	—	—	0.89	11/23/2032	—	—	—	—
(1)	This option is scheduled to vest as follows (subject in each case to the named executive officer’s continued employment through the applicable vesting date):
•	With respect to 7,065 shares on January 8, 2023.
•	With respect to 45,916 shares, in thirteen equal monthly installments on the eighth day of each month through January 8, 2024.
•	With respect to 88,301 shares, in twenty-five equal monthly installments on the eighth day of each month through January 8, 2025.
•	With respect to 130,697 shares, in thirty-seven equal monthly installments beginning on January 8, 2022.
(2)	This option is scheduled to vest as follows (subject in each case to the named executive officer’s continued employment through the applicable vesting date):
•	With respect to 86,406 shares, in fifteen equal monthly installments on the twenty-sixth day of each month through March 16, 2024.

•	With respect to 9,537 shares, in eighteen equal monthly installments on the twenty-sixth day of each month through Jun 26, 2024.
•	With respect to 5,292 shares, in thirty equal monthly installments on the twenty-sixth day of each month through Jun 26, 2025.
•	With respect to 3,705 shares, in forty-two equal monthly installments on the twenty-sixth day of each month through June 26, 2026.
•	With respect to 4,239 shares, in forty-eight equal monthly installments beginning on June 26, 2023.
(3)
50% of this option was vested on the grant date and 50% will vest in four equal annual installments on each of the first four anniversaries of the start of production of the Company’s FF 91 model, provided Mr. Mok remains employed with the Company on each such vesting date.

(4)
These RSUs are scheduled to vest in equal 25% increments on each of the first four anniversaries of the applicable grant date, provided Ms. Yun Han remains employed with the Company on each such vesting date.

(5)
These PSUs are scheduled to vest on the first three anniversaries of the start of production of the Company’s FF 91 model, provided Ms. Yun Han remains employed with the Company on each such vesting date.

Partnership Program
Acting through FF Global Partners LLC (“FF Global”), a major shareholder of the Company, in July 2019 certain current and former executives of the Company established an arrangement which they refer to as the “Partnership Program.” FF Global beneficially owns approximately 15.4% of the voting power of the Company’s fully diluted Common Stock. As described below, the Partnership Program provides financial benefits to certain Company directors, management and employees, which they are required to report to the Company pursuant to the Company’s Investment Reporting Policy. The Partnership Program is administered by FF Global and is not under the Company’s supervision.
Purpose of Partnership Program
The purpose of the Partnership Program is to help the Company and FF Global succeed, including by helping key Company employees remain aligned with the Company’s mission, interests and economic success, by awarding units representing membership interests in FF Global to such individuals. We have been advised by FF Global that the secretary of FF Global provides recommendations to the FF Global Board of Managers regarding proposed awards based on, among other things:
•	the individual’s position in the Company and/or FF Global;
•	the importance of the individual’s role in the Company and/or FF Global;
•	the individual’s historical contributions to the Company and/or FF Global;
•	the importance of the individual to the achievement of the Company’s and FF Global’s strategic objectives;
•	the individual’s awards under the Company’s employee stock option plan; and
•	the individual’s existing holdings of FF Global units.
The awards under the Partnership Program have in the past been granted exclusively to current or former employees of the Company or its affiliates, FF Global may in the future determine to grant awards to individuals who are not affiliated with the Company.
Pursuant to our Investment Reporting Policy, members of our management and other employees are required to report information relating to their investments, including their interests in FF Global. However, since the Company’s board of directors (the “Board”) does not have oversight over the Partnership Program, the Company is not able to assess whether awards made by FF Global under the Partnership Program incentivize management and employee behavior and activities that the Company intends to incentivize, or indeed, whether the Partnership Program effectively works against efforts by the Company to manage its workforce. For example, as part of the special committee of independent directors established by the Board to investigate allegations of inaccurate Company disclosures (“Special Committee”), as further discussed below, it was determined that a Company employee who is also a beneficiary under the Partnership Program deliberately interfered with the Special Committee’s investigation. Although the Company disciplined this employee, the effectiveness of the Company’s disciplinary efforts may have been counteracted by awards this employee has received or expects to receive under the Partnership Program.
Terms of Awards
FF Global units awarded under the Partnership Program are purchased by the recipient from FF Global. The recipient pays the purchase price for their units in 10 annual installments. The common units entitle the recipient to receive distributions from FF Global when and if declared by the FF Global Board of Managers on a pro rata basis based on their paid-in capital (after their contributions are all returned). FF Global units are subject to redemption in certain cases, including upon termination of employment with FF Global or the Company or any of their affiliates, at a redemption price that generally is no lower than the unreturned capital contributions.
Scope of Partnership Program
FF Global has informed us that to date a total of 34 individuals have received awards under the Partnership Program, that 18 individuals continue to hold such awards, and that all recipients of such awards are current or former directors or employees of the Company or its affiliates. Some of these individuals are or were members of the FF Global Board of Managers. In particular, we understand that:
•
Dr. Carsten Breitfeld, FF’s former Global CEO and a former director of FF, was a member of the FF Global Board of Managers until May 2022, and previously held FF Global units. In connection with Dr. Breitfeld’s voluntary resignation from FF Global in May 2022 to avoid any potential conflicts of interest, Dr. Breitfeld forfeited his 13,000,000 FF Global units. On November 26, 2022, the Board voted to remove Dr. Breitfeld as Global CEO and, on December 26, 2022, Dr. Breitfeld tendered his resignation from the Board, which resignation was effective immediately.

•
Matthias Aydt, our Senior Vice President, Product Execution and a former director of FF, was a member of the FF Global Board of Managers until June 2022, and previously held FF Global units. According to information provided by Mr. Ruokun Jia, a nephew of Mr. Jia who was formerly an Assistant Treasurer of FF but who was terminated for conduct during the Special Committee’s investigation, Dream Sunrise is owned by an associate of him. On June 26, 2019, to finance his acquisition of the FF Global units and his then concurrent loan to FF Global in the original principal amount of $4,257,791.97, Mr. Aydt issued a note in the original principal amount of $4,624,391.97 to Dream Sunrise LLC (“Dream Sunrise”). On August 2, 2021, FF Global paid down its loan obligations to Mr. Aydt by $2,071,721.72, by paying down Mr. Aydt’s loan obligations to Dream Sunrise by the same amount, evidenced by that certain Repayment Agreement, dated as of March 7, 2022, by and among Dream Sunrise, FF Global and Mr. Aydt, an amended and restated note dated as of March 7, 2022 from FF Global to Mr. Aydt in the principal amount of $2,186,070.25 (the “Aydt-FF Global Note”), replacing the prior note issued by FF Global to Mr. Aydt on June 26, 2019 in its entirety, and an amended and restated note dated as of March 7, 2022 from Mr. Aydt to Dream Sunrise in the principal amount of $2,552,670.25 (the “Dream Sunrise-Aydt Note”), replacing the prior note issued by Mr. Aydt to Dream Sunrise on June 26, 2019 in its entirety. In order to avoid any potential conflicts of interest that his ownership of FF Global units presents towards his role as a director of FF, in June 2022, Mr. Aydt requested that FF Global redeem in full all of his FF Global units. On July 8, 2022, FF Global, Dream Sunrise and Mr. Aydt entered into an Redemption Agreement, pursuant to which in exchange for FF Global’s redemption in full of all of Mr. Aydt’s FF Global units and in satisfaction of all of FF Global’s then outstanding loan obligations to Mr. Aydt under the Aydt-FF Global Note, other than $87,742.95, which represents interests accrued on $366,600 of the principal amount under the Dream Sunrise-Aydt Note, FF Global assumed all of Mr. Aydt’s then outstanding loan obligations under the Dream Sunrise-Aydt Note. As of the date of this prospectus, the $87,742.95 that Mr. Aydt owes to Dream Sunrise remains outstanding.

•
Qing Ye, former director of FF and former Vice President of Business Development and FF PAR, previously held FF Global units. On June 26, 2019, to finance his acquisition of the FF Global units and his then concurrent loan to FF Global in the original principal amount of $1,993,009.01, Mr. Ye issued a note in the original principal amount of $2,164,609.01 to Dream Sunrise. On June 13, 2022, FF Global paid down its loan obligations to Mr. Ye by $969,742.08, by paying down Mr. Ye’s loan obligations to Dream Sunrise by the same amount, evidenced by an amended and restated note dated as of June 13, 2022 from FF Global to Mr. Ye in the principal amount of $1,023,266.93 (the “Ye-FF Global Note”), replacing the prior note issued by FF Global to Mr. Ye on June 26, 2019 in its entirety, and an amended and restated note dated as of June 13, 2022 from Mr. Ye to Dream Sunrise in the principal amount of $1,194,866.93 (the “Dream Sunrise-Ye Note”), replacing the prior note issued by Mr. Ye to Dream Sunrise on June 26, 2019 in its entirety. In order to avoid any potential conflicts of interest that his ownership of FF Global units presents towards his role as a director of FF, in June 2022, Mr. Ye requested that FF Global redeem in full all of his FF Global units. On June 24, 2022, FF Global, Dream Sunrise and Mr. Ye entered into an Redemption Agreement, pursuant to which in exchange for FF Global’s redemption in full of all of Mr. Ye’s FF Global units and in satisfaction of all of FF Global’s then outstanding loan obligations to Mr. Ye under the Ye-FF Global Note, other than $41,071.17, which represents interests accrued on $171,600 of the principal amount under the Dream Sunrise-Ye Note, FF Global assumed all of Mr. Ye’s then outstanding loan obligations under the Dream Sunrise-Ye Note. As of the date of this prospectus, the $41,071.17 that Mr. Ye owes to Dream Sunrise remains outstanding. On January 25, 2023, Mr. Ye resigned as a member of the Board. Mr. Ye remains a consultant of the Company as an independent contractor until November 18, 2023, at which time both parties will mutually reassess the relationship.
•	Robert Kruse, FF’s former Senior Vice President, Product Execution, previously held 1,500,000 FF Global units. On November 29, 2022, Mr. Kruse resigned from the Company.
•
Chui Tin Mok, our Global Executive Vice President and the Global Head of User Ecosystem and a director of FF, currently holds 780,000 FF Global units. On June 26, 2019, to finance his acquisition of the FF Global units and his then concurrent loan to FF Global in the original principal amount of $2,264,782.96, Mr. Mok issued a note in the original principal amount of $2,459,782.96 to Dream Sunrise. In May 2022, Mr. Mok returned 3,120,000 of his FF Global units to FF Global pursuant to amendments to the governance documents of FF Global. On March 7, 2022, FF Global paid down its loan obligations to Mr. Mok by $1,101,979.63, by paying down Mr. Mok’s loan obligations to Dream Sunrise by the same amount, evidenced by an amended and restated note dated as of March 7, 2022 from FF Global to Mr. Mok in the principal amount of $1,162,803.33, replacing the prior note issued by FF Global to Mr. Mok on June 26, 2019 in its entirety, and an amended and restated note dated as of March 7, 2022 from Mr. Mok to Dream Sunrise in the principal amount of $1,357,803.33, replacing the prior note issued by Mr. Mok to Dream Sunrise on June 26, 2019 in its entirety.

•	Hong Rao, our Vice President of I.A.I. (Internet, Autonomous Driving, Intelligence), currently holds 100,000 FF Global units.
•
In addition to the loans described above with respect to Mr. Aydt and Mr. Ye, a number of our other current and former employees have used funds loaned by Dream Sunrise to fund the purchase of their FF Global units and their concurrent loans to FF Global, including Chui Tin Mok and Jerry Wang.

Moreover, based on information provided by Mr. Xuefeng Chen and FF Global, pursuant to an offer letter between them dated January 20, 2021, Mr. Xuefeng Chen will become an FF Global partner if he subscribes and pays for 5,000,000 FF Global units and 2,500,000 performance-based units at a subscription price currently set at $0.50 per unit (which could be subject to adjustment based on FF’s stock price).
FF Global Equity Awards
The table below sets forth the FF Global equity interests for each of the named executive officers as of December 31, 2022.
FF Global Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Awards Exercisable(1)	Number of Securities Underlying Unexercised Awards Unexercisable(1)	Per-Unit Purchase Price ($)	Award Expiration Date
Xuefeng Chen	—	—	—	—	—
Chui Tin Mok(2)	6/25/2019	780,000	—	0.50	6/25/2029
Yun Han	—	—	—	—	—
Dr. Carsten Breitfeld	—	—	—	—	—
Sue Swenson	—	—	—	—	—
Becky Roof	—	—	—	—	—
(1)
The FF Global equity interests are fully vested and exercisable. However, if the executive does not pay an installment of the purchase price when due, the equity interests related to that installment will be forfeited to FF Global without consideration.

(2)	In May 2022, Mr. Mok returned 3,120,000 of his equity awards to FF Global pursuant to amendments to the governance documents of FF Global.

Description of Retirement Plans
FF maintains a defined contribution 401(k) plan for the benefit of its full-time employees based in the United States, although none of the named executive officers participated in the plan during 2022. This 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a portion of their eligible compensation, not to exceed the statutorily prescribed annual limit, in the form of elective deferral contributions to this 401(k) plan. This 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. Currently, FF does not make any discretionary or matching employer contributions to the 401(k) plan. Participants are always vested in their contributions to the 401(k) plan.
Dr. Breitfeld participated in the German Public Retirement Insurance System as required under German law. FF did not make any contributions to this retirement plan, but as noted above in the description of his employment agreement, prior to his termination of employment, FF was obligated to reimburse Dr. Breitfeld for his contributions to this retirement system, although no reimbursements were made with respect to 2022.
Director Compensation Table — Fiscal 2022
The following table sets forth certain information concerning compensation paid to each of FF’s non-employee directors during 2022. Dr. Breitfeld, Mr. Aydt and Mr. Xuefeng Chen served in 2022 as directors and employees of FF; however, they did not receive any additional compensation for their service on the Board during 2022. Please see the “– Summary Compensation Table — Fiscal 2022” for the compensation received by Dr. Breitfeld, Mr. Xuefeng Chen and Ms. Swenson during 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)(4)
Chad Chen(1)	22,916	—	—	22,916
Edwin Goh(2)	577,702	195,000	—	772,702
Adam (Xin) He(1)	68,739	—	—	68,739
Brian Krolicki(2)	462,980	—	—	462,980
Lee Liu(2)	372,884	195,000	—	567,884
Jie Sheng(1)	3,848	—	—	3,848
Ke Sun(1)	771	—	—	771
Jordan Vogel(2)	538,314	—	—	538,314
Scott Vogel(2)	528,235	—	—	528,235
Qing Ye(3)	—	—	—	—
(1)	Messrs. Chad Chen, Adam (Xin) He and Jie Sheng and Ms. Sun were appointed to the Board effective October 27, 2022, September 23, 2022, December 18, 2022 and December 27, 2022, respectively.
(2)
Mr. Scott Vogel resigned from the Board effective October 3, 2022. Mr. Jordan Vogel resigned from the Board on October 5, 2022. Mr. Krolicki resigned from the Board effective October 28, 2022. Mr. Liu resigned from the Board effective December 18, 2022. Mr. Edwin Goh resigned from the Board effective December 26, 2022.

(3)
Mr. Ye, a former non-executive employee of FF, also served as a director of the Company during 2022. Mr. Ye did not receive any compensation for his services as a director in 2022. As an employee, with respect to 2022, Mr. Ye received cash compensation of $260,479 and option awards with an aggregate grant date fair value of $43,919. As of December 31, 2022, Mr. Ye held outstanding stock options with respect to 91,385 shares.

(4)	Other than the option awards noted in footnote 3 held by Mr. Ye, none of FF’s other non-employee directors held any stock awards or option awards as of December 31, 2022.

Non-Employee Director Compensation Policy
The following director compensation program relates to FF’s non-employee directors and accordingly, Dr. Breitfeld, Mr. Aydt and Mr. Ye did not, and Mr. Xuefeng Chen does not, receive compensation for their services as directors. Effective as of May 1, 2022, the director compensation program was amended to decrease the meeting fee that applies to every Board and Board committee meeting after the 15th meeting in a year from $2,000 to $1,500 per meeting and to cap the monthly amount of such fees that may be paid to a director at $50,000. Effective as of November 1, 2022, the director compensation program was further amended to (among other changes) cap the monthly amount of such meeting fees at $20,000, reduce the annual cash retainer of the Chairperson from $45,000 to $30,000 and eliminate the RSU premiums payable during the initial year of service as an independent director or Board or Committee Chairperson. As so amended, the FF non-employee director compensation program provides for the following:
•	Annual Board Cash Retainer: $50,000
•	Annual Lead Independent Director Cash Retainer: $20,000
•	Annual Committee Member Cash Retainers:
○	Audit Committee: $10,000
○	Compensation Committee: $6,250
○	Nominating and Corporate Governance Committee: $5,000
○	Finance & Investments Committee: $5,000
•	Annual Executive Chairperson and Committee Chair Cash Premiums:
○	Executive Chairperson: $30,000
○	Audit Committee: $15,000
○	Compensation Committee: $10,000
○	Nominating and Corporate Governance Committee: $7,500
○	Finance & Investments Committee: $7,500
•	Annual RSU Award: $150,000
•
Compensation for Additional Time: $1,500 per Board or Board committee meeting (excepting meetings of special committees of the Board) for every meeting above 15 per year (measured from August 1 to July 31 of each year), up to a maximum of $20,000 for each calendar month.

In 2022, the Company granted to each of Messrs. Liu and Goh an RSU award in accordance with the program above in recognition of their service on the Board since the closing of the Business Combination, which award was 100% vested on the grant date.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2024 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, our Corporate Secretary must receive the proposal no later than January 29, 2024. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received) to: Faraday Future Intelligent Electric Inc., Attn: Corporate Secretary, Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248. Such proposals must comply with the SEC’s requirements in Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials, such as the requirement that the stockholder continues to own a minimum number of shares until the 2023 Annual Meeting and appear in person or through an authorized representative at the 2023 Annual Meeting to present the proposal.
Alternatively, stockholders intending to put forth a director nomination or a stockholder proposal not pursuant to Rule 14a-8 under the Exchange Act must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice with respect to each director nomination or other proposal that the stockholder intends to present at the 2024 Annual Meeting from the stockholder no earlier than the close of business on December 16, 2023 and no later than the close of business on January 15, 2024. The notice must contain the information required by our Bylaws. In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2024 Annual Meeting, notice must be submitted no later than February 14, 2024 and include all of the information required by Rule 14a-19 under the Exchange Act.
Proposals received by the Corporate Secretary after the dates mentioned will not be included in the proxy statement or acted upon at the 2024 Annual Meeting.

OTHER MATTERS
The Board is not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.
This 17th day of March, 2023.
By Order of the Board of Directors

/s/ Adam (Xin) He

Interim Chairman of the Board

Gardena, California

Faraday Future

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FFIE2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V06286-Z84802 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	For	Against	Abstain
1a. Adam (Xin) He	☐	☐	☐
1b. Xuefeng Chen	☐	☐	☐
1c. Chad Chen	☐	☐	☐
1d. Li Han	☐	☐	☐
1e. Chui Tin Mok	☐	☐	☐
1f. Jie Sheng	☐	☐	☐
1g. Ke Sun	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

V06287-Z84802

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
ANNUAL MEETING OF STOCKHOLDERS
APRIL 14, 2023 9:00 A.M. PACIFIC TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholders hereby appoint Yun Han and D. Michael Beck, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Faraday Future Intelligent Electric Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time, on April 14, 2023, virtually at www.virtualshareholdermeeting.com/FFIE2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side